Exhibit 10.15

TRIPLE NET LEASE AGREEMENT

(Columbia RDC, West Columbia, South Carolina)

BY AND BETWEEN

US REAL ESTATE LIMITED PARTNERSHIP,
a Texas limited partnership,
as Landlord,

and

HOME DEPOT U.S.A., INC., a Delaware corporation,
as Tenant

ARTICLE IX	DAMAGE OR DESTRUCTION	12
9.1	Restoration	12
9.2	Termination During Last Eighteen Months	13
9.3	Standard of Restoration	13
9.4	Landlord’s Rights	14
9.5	Termination	14

ARTICLE X	EMINENT DOMAIN	14
10.1	Condemnation	14
10.2	Termination Right	14
10.3	Restoration	15
10.4	Award	15
10.5	Termination	16

ARTICLE XI	LIENS	16
11.1	Lien Claims	16
11.2	Landlord’s Right to Cure	16

ARTICLE XII	DEFAULT AND REMEDIES	17
12.1	Tenant’s Default	17
12.2	Landlord’s Remedies	18
12.3	Reentry to Premises	18
12.4	Damages Without Lease Termination	19
12.5	Damages Upon Lease Termination	19
12.6	Survival of Tenant Obligations	19
12.7	Waivers	20
12.8	Suits to Recover Damages	20
12.9	Cumulative Remedies	20
12.10	Landlord’s Right to Perform Tenant’s Obligations	20
12.11	Landlord Costs and Expenses of Litigation	21
12.12	Tenant Costs and Expenses of Litigation	21
12.13	Remedies Upon Landlord’s Default	21

ARTICLE XIII	ASSIGNMENT AND SUBLETTING	22
13.1	No Assignment	22
13.2	Assignment Permitted	22
13.3	Subletting	22
13.4	Landlord’s Consent	22
13.5	Tenant’s Liability	22

ARTICLE XIV	QUIET ENJOYMENT	23
14.1	Covenants of Quiet Enjoyment	23

ARTICLE XV	SUBORDINATION	23
15.1	Subordination and Attornment	23

ARTICLE XVI	TRANSFERS BY LANDLORD	24
16.1	Transfers of Landlord’s Interest	24

ARTICLE XVII	LANDLORD COVENANTS, REPRESENTATIONS AND WARRANTIES	24
17.1	Encumbrances	24
17.2	Agreements Affecting the Land	25
17.3	Contracts	25
17.4	Delegation of Owner’s Interest	25
17.5	Authorization	25

ARTICLE XVIII	HAZARDOUS SUBSTANCES	26
18.1	Compliance With Environmental Requirements	26
18.2	Definitions	26
18.3	Storage and Use of Permitted Hazardous Materials	27
18.4	Notices	28
18.5	Indemnification	28

ARTICLE XIX	MEMORANDUM OF LEASE	29
19.1	Memorandum of Lease	29

ARTICLE XX	SURRENDER	30
20.1	Condition	30
20.2	Removal of Tenant’s Fixtures, Equipment and Personalty	30
20.3	Holdover	30

ARTICLE XXI	INDEMNITY	31
21.1	Indemnification	31

ARTICLE XXII	ALTERATION AND EXPANSION	31
22.1	Alterations	31
22.2	Construction of Expansion Premises	31
22.3	Construction of Alterations and Future Improvements	32
22.4	Approvals	32
22.5	Plans and Specifications	33
22.6	Ownership of Alterations and Expansion Premises	33
22.7	Indemnity	33

ARTICLE XXIII	MISCELLANEOUS	33
23.1	Severability	33
23.2	Non-Waiver of Default	33
23.3	Recording	33
23.4	Notice	34
23.5	Successors and Assigns	34
23.6	Time is of the Essence	34
23.7	Partial Invalidity	34
23.8	Interpretation	34
23.9	Headings, Captions and References	35

23.10	Business Days	35
23.11	Brokerage Commissions	35
23.12	Delinquency Rate	35
23.13	Governing Law	35
23.14	Relationship of Parties	35
23.15	Estoppel Certificates	35
23.16	Joint Effort	36
23.17	Entire Agreement	36
23.18	Time Period for Consent	36
23.19	Landlord Liability	36
23.20	Entry by Landlord	37

ARTICLE XXIV	CONFIDENTIALITY	37

INDEX OF DEFINED TERMS

Additional Rent	3
Alteration	31
Approvals	32
Base Rent	3
Broker	35
Certificate of Occupancy	32
Commencement Date	2
Commencing Business Operations	2
Declaration	24
Delinquency Rate	35
Development Agreement	1
Effective Date	2
Environmental Claim	27
Environmental Law(s)	26
Expansion Notice	32
Expansion Premises	32
General Contractor	10
Hazardous Material	27
Improvements	1
Incentive Agreement	6
Indemnified Party	31
Land	1
Landlord	1
Late Charge	4
Lease	1
Lease Confirmation Certificate	2
Lease Year	2
Memorandum	29
Mortgagee	23
Option Terms	2
Permitted Exceptions	24
Permitted Hazardous Materials	26
Plans and Specifications	1
Premises	1
Prime Rate	35
Prohibited Use	8
Rent	3
Requirements	32
Restoration	15
Restoration Portion	15
SNDA	23
Taxes	5

Tenant	1
Tenant Affiliate	22
Tenant Group	27
Tenant’s Claim	16
Term	2
Warranties	10

TRIPLE NET LEASE AGREEMENT
(Columbia RDC, West Columbia, South Carolina)

THIS TRIPLE NET LEASE AGREEMENT (this “Lease”) is dated as of May 15, 2009 for reference purposes, but is made and entered into as of the Effective Date (as hereinafter defined) by and between US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership, having an address of 9830 Colonnade Boulevard, Suite 600, San Antonio, Texas 78230-2239 (“ Landlord”) and HOME DEPOT U.S.A., INC, a Delaware corporation, having an address of 2455 Paces Ferry Road, Building C-20, Atlanta, Georgia 30339-4024, Attention: Vice President, Real Estate Law Group (“Tenant”).

ARTICLE I
DEMISE OF PREMISES

1.1          Premises. For and in consideration of the covenants and agreements contained herein and other valuable consideration, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord to have and to hold upon the following terms and conditions, the land, hereinafter being more particularly described on Exhibit “A” attached hereto and by this reference made a part hereof (the “Land ”), and all of the improvements, buildings, pavement, structures, and fixtures now or hereafter located thereon (the “Improvements”), together with all rights, easements and appurtenances pertaining thereto, and all trees, bushes, landscaping and foliage thereon, and having a street address of 420 Foster Brothers Drive, West Columbia, South Carolina 29172 (collectively, the “Premises ”).

1.2          Delivery by Landlord. Landlord agrees to deliver the Premises to Tenant upon Substantial Completion (as defined in the Development Agreement by and between Tenant and Landlord dated May 15, 2009 (“Development Agreement”)) of the Improvements and in conformance with the plans and specification described in the Development Agreement (“Plans and Specifications”). Notwithstanding the foregoing, Landlord agrees that Tenant may enter the Premises at any time after the Effective Date for the purpose of preliminary preparatory tasks such as installing phone systems, furniture, racking, telecommunications, and other equipment, and accepting product; provided, however, that any entry onto the Premises by Tenant shall be subject to all applicable Requirements governing Tenant’s right to occupy or perform work in the Premises and all of the terms and provisions of this Lease other than the provision requiring Tenant to pay Base Rent, which shall not be payable for the period prior to the Commencement Date; further provided, however, Tenant agrees not to interfere with the construction of the Improvements to be constructed by Landlord pursuant to the Development Agreement. In the event that Tenant’s activities in the Premises prior to Substantial Completion interfere with Landlord’s construction of the Improvements, Landlord shall deliver written and verbal notice to Tenant and Tenant’s counsel, and such activity, in the event that it meets the other criteria set forth in the Development Agreement, shall constitute a “Home Depot Delay” as more specifically described in the Development Agreement.

ARTICLE II
LEASE TERM

2.1          Term. The term (the “Term”) of this Lease shall commence on the date that is the earlier of (x) the date of Substantial Completion as defined in the Development Agreement or (y) the date Tenant actually commences business operations from the Premises (the “Commencement Date”). “Commencing business operations” shall mean shipping product from the Premises and shall not mean preliminary preparatory tasks, including accepting product, installing phone systems, furniture, racking and other equipment. The Term shall terminate at the end of the twentieth (20th) Lease Year following the Commencement Date, unless extended pursuant to Section 2.2 below or any other express language in this Lease, or unless sooner terminated as expressly hereinafter provided in Sections 9.2, 10.1, 10.2 and 12.2 below. Following Substantial Completion of the Improvements, the parties hereto shall execute a written statement in the form attached hereto as Exhibit “E”, and by this reference incorporated herein (the “Lease Confirmation Certificate”) setting forth the Commencement Date, the Expiration Date and the Base Rent schedule promptly after the same shall have been determined in accordance with the terms of this Lease, but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement. For purposes of this Lease, the term “Lease Year” shall mean a 12-month period, with the first Lease Year commencing upon the first day of the first full month following the Commencement Date (if the Commencement Date occurs other than on the first (1st) day of a calendar month), and each subsequent Lease Year commencing on the one year anniversary of such date. Notwithstanding the foregoing, this Lease shall be effective and bind the parties hereto, upon the date of last execution of this Lease by either Landlord or Tenant (hereinafter referred to as the “Effective Date”).

2.2          Extension Options. So long as Tenant is not in default hereunder beyond any applicable cure period at the time of exercise of the applicable extension option or at the commencement of the respective Option Term, Tenant shall have two (2) successive five (5) year options to extend the Term of this Lease (the “Option Terms”), upon the same terms and conditions then in effect, except that Base Rent (as hereinafter defined) shall increase as expressly provided herein, exercisable by the delivery of written notice to Landlord by Tenant not less than twelve (12) months prior to the expiration of the then current Term, as extended, provided, however, that if Tenant shall fail to give any such notice within the aforesaid time limit, Tenant’s right to exercise its option to extend shall expire and be of no further force or effect.

Tenant agrees to accept the Premises during the Option Terms in an “as is” physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord. The Option Terms herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant’s right to possession of the Premises upon Landlord’s exercise of its remedies set forth in this Lease, or (iii) the failure of Tenant to timely or properly exercise either of the Option Terms as set forth in the immediately preceding paragraphs.

ARTICLE III
RENT

3.1          Base Rent. Commencing upon the Commencement Date, Tenant covenants and agrees to pay Landlord at the address set forth in Section 3.2, or such other place as Landlord shall designate in writing, rent on the Premises as set forth on Exhibit “B”, attached hereto and incorporated herein by reference (the “Base Rent”). Landlord and Tenant agree that the initial schedule of Base Rent attached to this Lease on the Effective Date is an estimate based on the Final Budget found in the Development Agreement. Upon determination of the Actual Cost (as defined in the Development Agreement), if a cost savings in, or deduction against, the cost of construction is realized, and Tenant is entitled to a reduction in Base Rent pursuant to Article 8 of the Development Agreement, then, pursuant to the terms of the Development Agreement, Landlord and Tenant shall enter into a lease amendment to set forth a revised Base Rent schedule pursuant to a revised Exhibit “B”. As set forth on Exhibit “B”, Base Rent shall increase by two percent (2.0%) annually over the Base Rent in effect during the immediately preceding Lease Year, commencing on the first day of the second Lease Year, and continuing on the first (1st) day of each succeeding Lease Year.

Rent, as defined below, shall be due and payable on the Commencement Date and on the first (1st) day of the calendar month following the Commencement Date, and for each calendar month of the Term thereafter in advance, without offset or deduction. For any fractional period, Rent shall be prorated on a daily basis based on the number of days in the applicable month.

3.2          Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts as are herein described as “Additional Rent” in the manner and at the time specified in this Lease. The term “Rent” when used in this Lease shall include all Base Rent, as well as the charges described in this Lease as Additional Rent. All Rent payable hereunder shall be payable to Landlord at 9830 Colonnade Boulevard, Suite 600, San Antonio, Texas 78230, or as Landlord may otherwise from time to time designate in writing.

3.3          Option Term or Extended Term Rent. In the event that Tenant exercises its right to extend the Term of this Lease, for each Option Term, or for any other extended period of Term extended pursuant to the terms of this Lease, Base Rent shall continue to increase by two (2.0%) percent annually over the Base Rent in effect during the immediately preceding Lease Year, commencing on the first day of the Option Term or on the first day of any other extended period of Term, and thereafter annually during the Term.

3.4          Triple Net Rent. Commencing as of the Commencement Date, Rent under this Lease shall be “Net, Net, Net”. Other than any costs and expenses arising out of the Warranties (as set forth in Section 7.4 of this Lease), Tenant agrees to pay, as Additional Rent, all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term of this Lease, together with all other amounts to be paid by Tenant pursuant to this Lease. Except for the Warranties, Landlord shall have no liability for costs of any nature with regard to such items.

3.5          Interest and Late Charge. Tenant acknowledges that its late payment of any Base Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include without limitation, loss of use of money, administrative and collection costs and processing and accounting expenses. Therefore, if any payment of Base Rent is not received by Landlord within ten (10) days of when due, Tenant shall immediately pay to Landlord a late charge equal to One Thousand and No/100 Dollars ($1,000.00) (“Late Charge”), together with interest on all unpaid Base Rent from the date due through the date paid at the Delinquency Rate. Landlord and Tenant agree that the Late Charge plus such interest payments represents a reasonable estimate of costs and expenses incurred by Landlord, and is fair compensation to Landlord for, its loss suffered by such non-payment by Tenant, provided that such compensation shall be in addition to and not in lieu of any and all other rights and remedies of Landlord under this Lease for failure of Tenant to pay Base Rent hereunder. Notwithstanding the foregoing, for the first two (2) instances in any Lease Year that Base Rent is late, no Late Charge or interest at the Delinquent Rate shall be due until Tenant fails to pay said Base Rent within five (5) business days of receipt of written notice from Landlord of said late Base Rent payment. Notwithstanding the foregoing, for the first instance only that Base Rent is due, in the event that Tenant has not received an executed Lease Confirmation Certificate from Landlord, Base Rent shall continue to accrue from and after the Commencement Date, but no Late Charge or interest shall be due, and Tenant shall not be in Default under this Lease, until Tenant fails to pay Base Rent by the date that is ten (10) business days past the date that Tenant has received the executed Lease Confirmation Certificate from Landlord.

3.6          Rent Absolute. Tenant acknowledges that its obligations under this Lease to pay Rent payable or otherwise accruing during the Term of this Lease, are absolute and unconditional, and shall continue in full force and effect without abatement or offset of any nature whatsoever regardless of any inability of Tenant to use the Premises (or any portion thereof) for any reason whatsoever including, without limitation, war, acts of God, storms, governmental regulations, strike, other labor troubles, loss, damage, destruction, loss of possession or right of possession, disrepair, obsolescence, failure of the Premises to properly operate for any cause and at any time, improper installation or condition, suitability or adaptability of the Premises for Tenant’s cause or purpose, or any other cause whatsoever. In the event of any alleged claim by Tenant against Landlord under this Lease or otherwise, Tenant shall nevertheless pay and perform its obligations under this Lease to make payment of the Rent without set-off or defense of any kind, including, without limitation, any set-off or defense arising out of any alleged act or omission of Landlord or failure by Landlord in the performance of its duties hereunder.

3.7          W-9 Form. Prior to or simultaneously with the execution of this Lease, Landlord has delivered to Tenant a W-9 from Landlord in the form set forth in Exhibit “H” hereof. Notwithstanding the foregoing, in the event that the identity of Landlord changes, then, notwithstanding any other provision of this Lease, Rent shall continue to accrue, but Tenant shall have no obligation to pay the accrued Rent until it receives a W-9 from Landlord in the form set forth in Exhibit “H” hereof.

ARTICLE IV
TAXES AND ECONOMIC INCENTIVES

4.1           Taxes. Tenant further agrees to pay, as Additional Rent for the Premises, on or prior to the date upon which the same are due without penalty, all Taxes (as hereinafter defined) which accrue or are otherwise attributable to any period during the Term of this Lease from and after the Commencement Date, and are levied, assessed or become a lien imposed upon the Premises or any part thereof. Such Additional Rent shall be payable notwithstanding the fact that the amount of such Taxes may not be ascertainable or due and payable until after the expiration of the Term of this Lease; provided, however, that the Taxes levied against the Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Term and as of the date of expiration of the Term of this Lease for the last year of said Term, all on the basis of the most recent ascertainable taxes. In the event that Taxes are paid in arrears, Tenant’s obligation to pay its prorata share of the Taxes for the final Lease Year of the Term, shall survive the termination or expiration of this Lease. Tenant shall be responsible for all increases in Taxes. Tenant shall, in addition to the foregoing, pay any new Tax of a nature not presently in effect, but which may hereafter be levied or assessed upon Landlord or upon the Premises or imposed as a lien upon the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease. As used herein, the term “Taxes” means real estate taxes, assessments, sewer rents, rates and charges, permit and license fees, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be assessed, accrue or become a lien against the Premises or any portion thereof in any year during the Term of this Lease, and also shall include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Premises and any fine, penalty, interest or cost that may be added to the foregoing as a result of Tenant’s nonpayment therefor.

Notwithstanding any other provision of this Lease, however, Landlord agrees that Tenant shall be entitled to claim the Special Source Credits set forth in the Incentive Agreement (defined below in Section 4.3), against each of the first ten (10) annual fee in lieu of tax payments owed with respect to the Premises, as set forth in Section 1 of the Incentive Agreement. For informational purposes, Tenant discloses that such Special Source Credit is an annual amount equal to a One Hundred Thousand and No/l00ths Dollars ($100,000.00) offset against annual billed Taxes.

Nothing contained herein shall be construed to require Tenant to pay any franchise, inheritance, estate, succession or transfer tax of Landlord or any income, sales or excess profits tax assessed upon or in respect of all income of Landlord or chargeable to or required to be paid by Landlord unless such tax shall be specifically levied against the rental income of Landlord derived hereunder in lieu of real estate taxes (as opposed to a general income tax), which tax shall be paid by Tenant as part of Taxes hereunder.

Tax bills for the Premises shall be delivered to Tenant by the applicable governmental authority or jurisdiction if permitted by said governmental authority or jurisdiction. If not permitted, Tenant shall deliver written notice to Landlord, and Landlord, within fifteen (15) business days after receipt of Tenant’s notice, or following the date upon which such tax bill is available, whichever is later, shall obtain said tax bill from the applicable governmental authority and deliver the tax bill to Tenant. If tax bills are sent only to Landlord, and Landlord fails to so timely deliver the bills to Tenant, Landlord shall pay any late fees, interest or penalties charged by the governmental authority or jurisdiction due to late payment of taxes which result solely from Landlord’s failure to timely deliver such bills to Tenant.

For purposes only of tax correspondence or delivery of tax bills or tax notices (and NOT for legal notices), all tax correspondence shall be transmitted to:

Home Depot U.S.A., Inc.
Property Tax Department
P.O. Box 105842
Atlanta, Georgia 30348-5842
Re: Store #5088

4.2          Contest. If Tenant desires to contest a tax increase, Tenant shall promptly notify Landlord and Tenant shall have the right to do so at its expense and Landlord shall fully cooperate with Tenant in any such proceeding provided that Landlord shall not be required to incur any cost, expense, or liability, in connection therewith. If, during Tenant’s contest of such taxes, contested taxes are required to be paid into court or directly to the taxing authority so as to avoid a tax lien on the Land or the Premises, Tenant shall pay such contested tax amount either directly to the taxing authority or the court as required to prevent a lien from being imposed.

4.3          Incentive Agreement.

(a)           Landlord is a party to that certain Special Source Credit Agreement among Lexington County, South Carolina, Tenant, and Landlord (as assignee of Home Depot U.S.A., Inc. in its prior status as fee simple owner to the Land), which sets forth additional agreements and conditions relating to the tax abatement and other economic incentives (the “Incentive Agreement”). Landlord agrees and covenants that it will comply with the terms of the Incentive Agreement, and shall not default under the Incentive Agreement, except to the extent such default is the result of a default by Tenant under this Lease. In the event that Landlord assigns this Lease to a third party so that the third party becomes the “Landlord” under this Lease, then Landlord agrees to also assign its rights and obligations under the Incentive Agreement to said third party. Landlord acknowledges that Tenant has entered into this Lease in consideration of the tax abatement and economic incentives resulting and arising out of the Incentive Agreement. Landlord agrees, warrants and covenants that, in the event of (i) an early termination of the Incentive Agreement, solely as a result of a default of Landlord under the Incentive Agreement, or (ii) an intentional early termination of the Incentive Agreement by Landlord, for any reason other than a default by Tenant under this Lease, or (iii) a failure to assign the Incentive Agreement to a successor Landlord that results in the loss of the tax abatement, then, in any of such instances, Landlord (and not Tenant) shall pay any Taxes that then become due and payable as a result of such early termination or failure to assign, without pass-through to Tenant. In such an event, Tenant shall have no obligation under this Lease to pay such Taxes until the date that the exemption from Taxes would have terminated under the Incentive Agreement. Landlord shall indemnify Tenant for any such Taxes that become due arising out of such a termination or failure to assign or default of Landlord of or under the Incentive Agreement. In the event that Landlord becomes liable for Taxes as set forth in this Section 4.3(a), and subsequently fails to pay such Taxes as such Taxes become due and payable, then Tenant shall have the option to pay such Taxes on behalf of Landlord and Landlord shall promptly repay such amount to Tenant, together with interest at the Delinquency Rate, within thirty (30) days of receipt of Tenant’s written request.

(b)           Likewise, Tenant agrees that, in the event that it fails to comply with the requirements of the Incentive Agreement or defaults under the terms of the Incentive Agreement, Tenant shall be liable for and shall pay all amounts and Taxes imposed as a result of Tenant’s failure to comply or default.

(c)           Landlord affirmatively confirms that it understands in order to receive the Special Source Credits, that it is a requirement under section 3(c) of the Incentive Agreement for Tenant to be a tenant on the Premises during the ten (10) year Special Source Credit Period (as defined in the Incentive Agreement). Accordingly, Landlord agrees that, during the first ten (10) Lease Years, prior to exercising any right of termination of Tenant under this Lease following an Event of Default, Landlord shall provide written notice to Tenant of its intent to terminate the Lease and Tenant shall have a fifteen (15) day period following receipt of said notice, to cure said Event of Default.

(d)           Tenant hereby assumes and agrees to pay and/or perform, as applicable, all covenants, liabilities, obligations and rights of the Landlord as the “Company” under the Incentive Agreement, including without limiting the generality of the foregoing, all liabilities and obligations relating to (i) the payment of reimbursement amounts equal to Special Source Credits previously claimed and received which reimbursements are claimed by the County (as defined in the Incentive Agreement) due to a failure of Tenant to satisfy the Minimum Investment Requirement (as defined in the Incentive Agreement) or the Minimum Job Requirement or the Operating Requirement (as both are defined in the Incentive Agreement), and (ii) payment of costs and expenses (including reasonable legal fees and costs), administrative expenses, and indemnification obligations.

(e)           The terms of this Section 4.3 shall survive the termination or expiration of this Lease.

ARTICLE V
UTILITIES

5.1          Utilities. Tenant shall pay the applicable utility companies or governmental agencies for all such utilities consumed on the Premises during the Term. Landlord shall not in any way be liable or responsible to Tenant for any cost or damage or expense which Tenant may sustain or incur if either the quality or character of such service is changed or is no longer available or suitable for Tenant’s requirements.

ARTICLE VI
USE

6.1          Use. The Premises may be used for any lawful purpose which is not prohibited under the Declaration (as defined in Section 17.1). Notwithstanding the foregoing, Tenant shall not use or permit any use of the Premises that constitutes a Prohibited Use. For purposes hereof, a “Prohibited Use” is any use that: (i) violates any certificate of occupancy in force for the Improvements; (ii) involves the storage, maintenance or handling of Hazardous Materials not normally associated with a warehouse/distribution facility of consumer goods; (iii) violates any provision of the Permitted Exceptions, or (iv) is not a permitted use under the “ID Intensive Development” designation under the zoning code of Lexington County, South Carolina. Notwithstanding the preceding subsection (iii), Landlord agrees that Tenant is free to request and pursue any required variances under the ID zoning code for non-use related items, such as for example, a variance for a set back would be acceptable, but a special use permit for a heavy industrial use would not be acceptable. Landlord shall at all times during the Term hereof, at no cost, expense or liability to Landlord, cooperate with Tenant in obtaining such modifications, variances, special use permits and such other changes in Requirements (as hereinafter defined in Section 22.3) affecting the Premises, as Tenant may request. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord’s right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any Requirements applicable thereto or in any manner which would violate any certificate of occupancy affecting the same. Tenant agrees that it will, promptly upon discovery of any such use, immediately notify Landlord and take all necessary steps to compel the discontinuance of such use.

ARTICLE VII
CONDITION, MAINTENANCE AND REPAIRS

7.1          Tenant’s Repairs. Commencing on the Commencement Date, Tenant shall maintain the Premises in good condition and shall be responsible for all repairs and replacements required to be made to the Premises or any portion thereof. It is the intention of the parties that, following the Commencement Date, all development and construction on and to the Premises and all maintenance, repair and other work with respect thereto required hereunder shall be Tenant’s sole responsibility and Landlord shall have no obligation or liability with respect thereto. Subject to the rights of the Tenant to terminate the Lease as provided in Article IX and Article X of this Lease, Tenant shall, at its sole cost and expense, promptly make all necessary repairs and replacements, structural or otherwise, ordinary as well as extraordinary, foreseen as well as unforeseen, in and to the Premises, including, without limitation, the entire interior and exterior of the Improvements, the roof, the foundations, sidewalks, parking areas, railroad tracks, water, sewer, gas and electricity connections, pipes, mains and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Premises. All such repairs and replacements shall be of first-class quality and sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises, including the Improvements and all sidewalks, parking areas and areas adjacent thereto, safe, secure and clean, specifically including, but not by way of limitation, snow and ice clearance, landscaping and removal of waste and refuse matter.

Tenant, at its own cost and expense, shall promptly comply with any and all Requirements now or hereafter affecting and applicable to the Premises or any part thereof.

Landlord shall not be required to furnish any services or facilities whatsoever to the Premises. Tenant hereby assumes full and sole responsibility for condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises.

The foregoing obligation of Tenant shall include making, at its expense, any modifications required to make the Premises comply with the foregoing.

7.2          Fixtures. Any trade fixtures, furniture, equipment and other personal property used in connection with the operation of Tenant’s business on the Premises that Tenant places or installs in the Premises at its expense prior to or during the Term hereof shall remain Tenant’s property and shall be removed by Tenant upon termination of this Lease. Tenant shall repair any and all damage caused by such removal at its sole cost and expense. In the event that Tenant fails to remove said items when it vacates the Premises, said items shall be deemed abandoned and title thereto shall automatically vest in Landlord; provided, however, that Tenant shall pay Landlord all costs and expenses incurred by Landlord in removing said items from the Premises and disposing of same.

7.3          Initial Condition. Except as set forth in Section 7.4 below, Tenant agrees to accept the Premises in an absolutely “as-is” condition, and Tenant acknowledges that Landlord, its agents, attorneys, representatives and employees have not and do not make any representations or warranties, express or implied, to Tenant regarding the Premises, including, but not limited to: (i) the zoning of the Premises; (ii) the condition of any underground, above ground or surface improvements; (iii) the size, area, use or type of the Premises or the fitness of the Premises for any intended or particular use; (iv) the nature of the soil on and underlying the Premises or its suitability for development or any other use thereof; (v) any financial information pertaining to the operation of the Premises; (vi) the status of any Requirements or obligations imposed, implied or to be undertaken by the owner or developer of the Premises pursuant to any zoning, subdivision, development laws or agreements with any governmental entities; (vii) the presence or absence of any toxic wastes, hazardous materials or structural defects in, on or under the Premises or any improvements thereon; or (viii) the presence or absence of any rights of any governmental authority, or of owners of property in the vicinity of the Premises, to obtain reimbursement, recapture or special assessments from any owner of the Premises for all or a portion of the cost of any utilities, roads or other improvements heretofore or hereafter located on or in the vicinity of the Premises (and if such rights exist, Tenant agrees to pay all sums due pursuant thereto, it being expressly acknowledged and agreed that, Tenant hereby waives any claim Tenant may have or may hereafter acquire against Landlord, its agents, attorneys, representatives or employees for said costs), any and all such representations and warranties, express or implied, being hereby expressly waived by Tenant and disclaimed by Landlord.

7.4          Landlord’s Warranties. Landlord warrants the Premises to Tenant, as follows below (collectively, the “Warranties”):

(a)           Landlord covenants and agrees to cause the general contractor engaged to construct the Improvements (the “General Contractor”) to warrant that all materials and equipment furnished in connection with the construction of the Improvements shall be of good quality and new unless otherwise specified, that the Improvements shall be of good quality, free from faults and defects, in good operating condition, and that all materials and the Improvements shall be in conformance with the Plans and Specifications and the terms of this Lease, which warranty shall remain in effect for one (1) year after Substantial Completion (as defined in the Development Agreement) of the Improvements.

(b)           In addition to the general warranty set forth above, Landlord covenants and agrees to cause the General Contractor to deliver manufacturer’s warranties with respect to the Improvements, as set forth in Exhibit “D” attached hereto and incorporated herein by reference.

(c)           The warranties set forth in this Section 7.4 shall exclude damages or defects caused by Tenant, its employees, invitees, licensees, contractors, subcontractors, and agents, by improper or insufficient maintenance, by improper operation, by casualty, or by normal wear and tear.

(d)           Further, and not in limitation of the foregoing, to the extent that any portion or component of the Improvements or any building systems require repair or replacement during the Term, and are covered by a warranty (for example, and not in limitation, the roof warranty), then regardless of any other provision of this Lease and regardless of the provisions of Section 7.1, upon written request from Tenant to Landlord, Landlord shall exercise its rights under the warranty in question.

ARTICLE VIII
INSURANCE

8.1         Tenant’s Insurance. From and after September 23, 2009, and thereafter throughout the Term of the Lease, Tenant will maintain (i) commercial general liability insurance covering the Premises against claims for personal injury and damage to property with a minimum limit of Two Million and No/100ths Dollars ($2,000,000.00) per occurrence and Five Million and No/100ths Dollars ($5,000,000.00) in the aggregate for property damage, personal injuries or deaths of persons occurring in or about the Premises and (ii) “All-Risk” property insurance on a replacement cost basis for the full insurable value of the Improvements, and (iii) workers’ compensation insurance with no less than the minimum limits required by law. Tenant’s commercial general liability policy shall (i) name Landlord and Landlord’s Mortgagee as an additional insured on a primary, non-contributory basis, (ii) insure on an “occurrence” and not a “claims-made” basis, (iii) not be cancelable unless thirty (30) days’ prior written notice shall have been given to Landlord, and (iv) contain a contractual liability endorsement. Certificates thereof shall be delivered to Landlord by Tenant upon Landlord’s request. Landlord establishes the replacement cost of the Premises as of the Commencement Date as the amount of Twenty Million and No/100ths Dollars ($20,000,000.00).

8.2         Insurance Certificates. All of the foregoing insurance policies required pursuant to Section 8.1 above will be written with companies with the equivalent of an A.M. Best policyholder’s rating of A-VIII and will provide that Landlord shall be given a minimum of thirty (30) days written notice by any such insurance company prior to the cancellation, termination or substantive alteration of the terms or limits of such coverage. Tenant will deliver to Landlord the foregoing insurance certificates within thirty (30) days of September 1, 2009, and evidence of all renewals or replacements within thirty (30) days after the expiration date of such policies. All such policies may be maintained under a “blanket insurance policy” of Tenant (or by self-insurance, as set forth below).

8.3         Builder’s Risk. During the construction of any Alterations (as defined herein), Tenant or Tenant’s contractor shall maintain “Builder’s Risk” insurance covering the replacement cost of the Alterations as they are being constructed.

8.4         Mutual Release; Waiver of Subrogation. Landlord and Tenant agree to have all property insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named above entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party or any of the parties named in above. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and any beneficiaries of Landlord waive all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, any beneficiaries of Landlord and the managing agent for the Premises and their respective agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

8.5          Retention; Self-Insurance. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to self-insure part or all or any of said insurance coverages subject to the terms hereof so long as The Home Depot, Inc. maintains a tangible net worth, as determined by generally accepted accounting principles, at least equal to Three Hundred Million and No/100ths Dollars ($300,000,000.00) according to the most recent consolidated financial statement referred to below. Additionally, Tenant’s property insurance policies may provide for a maximum self-insured retention of two percent (2%) of Tenant’s net worth according to the most recent consolidated financial statement of The Home Depot, Inc. and its subsidiaries, determined in accordance with generally accepted accounting principles. If Tenant elects to self-insure, Tenant shall be responsible for any losses or liabilities that would have been assumed by the insurance companies which would have issued the insurance required of Tenant under the Lease and shall be bound by the waiver of subrogation provision set forth above in Section 8.4. In the event that Tenant elects to self-insure all or any part of any risk that would be insured under the policies and limits described above, and an event occurs where insurance proceeds would have been available but for the election to self-insure, Tenant shall make funds available to the same extent that they would have been available had such insurance policy been carried, unless specifically provided to the contrary herein. The aforementioned right to self-insure shall be personal to Home Depot USA, Inc. and any Tenant Affiliate (as defined in Section 13.2), and shall not be transferable to any permitted assignee hereunder.

ARTICLE IX
DAMAGE OR DESTRUCTION

9.1          Restoration. Tenant agrees that in case of damage to or destruction of any Improvements or of the fixtures and equipment therein, by fire or other casualty, it will promptly, at its sole cost and expense, repair, restore, or rebuild the same and upon the completion of such repair, restoration or rebuilding, the value and rental value of the Premises shall be at least equal to the value and rental value of the Improvements immediately prior to the happening of such fire or other casualty and the Improvements shall be substantially the same physical condition as was existing prior to the fire or other casualty. Rent shall not abate during the period of such repair, restoration or rebuilding and during any period that the Improvements are not tenantable because of any damage or destruction. If any such loss or damage is not fully insured, Tenant shall repair, restore or rebuild at its sole cost and expense. All proceeds of any insurance shall be paid by Tenant’s insurer to Tenant. Any such funds shall be held in trust for the restoration required under Article IX below. In the event that Tenant is obligated to restore the Premises under this Article IX and said restoration affects more than ten percent (10%) of the warehouse building, Tenant shall have the right to elect by written notice to Landlord within thirty (30) days of the date of said damage or destruction, to extend the then current Term of the Lease through a date specified in such notice as necessary to ensure that sufficient years remain in the then existing Term of the Lease, as of the date of both (i) substantial completion of the restoration and (ii) Tenant’s ability to operate its business once again in the Premises, to fully depreciate the restored Improvements, subject to annual Base Rent increases throughout such extension of the Term at two percent (2%) per annum. This right of extension shall be in addition to any remaining Option Terms.

9.2          Termination During Last Eighteen Months. Notwithstanding the foregoing, Tenant may, upon written notice to Landlord within thirty (30) days after the occurrence of any damage or destruction due to fire or other casualty, elect to terminate this Lease and not restore the Improvements if (i) such damage or destruction occurs during the last eighteen (18) months of the Term of this Lease, and (ii) ten percent (10%) or more of the warehouse building has been damaged and Tenant can no longer be reasonably expected to continue operations therein, as reasonably determined by Tenant. Alternatively, Tenant may elect not to terminate the Lease and not to restore the Premises if (i) such damage or destruction occurs during the last eighteen (18) months of the Term of this Lease, and (ii) ten percent (10%) or more of the warehouse building has been damaged, but Tenant is able to operate its business in the remaining Premises. In the event that Tenant elects to terminate the Lease, or elects to continue in the Lease, but not to restore the Improvements, Tenant shall pay to Landlord within thirty (30) days of the date of said casualty, a payment equal to a good faith estimate of the cost of repairing and restoring the Premises to the same architectural and physical condition as was existing prior to the damage or destruction. Tenant shall pay to Landlord the balance of the actual cost of repairing and restoring the Premises to the same architectural and physical condition as was existing prior to the damage or destruction within thirty (30) days of its final determination of said cost. In the event of such a termination by Tenant, the Lease shall terminate as of the date which is the later of (i) the date of Tenant’s written notice to Landlord of its election to terminate the Lease or (ii) the date that Tenant vacates the Premises, but in no event later than the end of the then current Term.

9.3          Standard of Restoration. All restoration, repair, rebuilding and other construction performed by or on behalf of Tenant to the Premises pursuant to this Article IX shall be performed in a good and workmanlike manner, at Tenant’s sole cost and expense, and in accordance with all applicable governmental statutes, ordinances and regulations and the Requirements, and to the same or better standard of construction as originally constructed. Prior to commencement of any such restoration or rebuilding work, Tenant shall deliver to Landlord proposed plans and specifications for such work, for the review and approval of Landlord, not to be unreasonably withheld, conditioned, or delayed. In the event that Landlord fails to respond to Tenant’s request for plan approval within twenty (20) business days of receipt of such plans and specifications, then Landlord’s consent shall be deemed to have been given and Tenant may proceed without Landlord’s express consent. Tenant shall pay all costs and expenses reasonably incurred by Landlord, including attorneys fees, in reviewing any proposed plans. In either case, following completion of said restoration or rebuilding, Tenant shall deliver copies of the final construction plans and specifications to Landlord and any occupancy certificate to the extent required by law.

9.4          Landlord’s Rights. In the event Tenant shall not commence the repair, restoration or rebuilding as required by this Article within a reasonable time after any damage or destruction and diligently pursue the completion of same, then Tenant shall be in default under this Lease; provided, however, any delay caused by Landlord shall act to extend the time period for Tenant to restore.

9.5          Termination. In the event of any termination of this Lease as the result of the provisions of this Article IX, Landlord and Tenant, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease other than those that expressly survive a termination of this Lease.

ARTICLE X
EMINENT DOMAIN

10.1        Condemnation. Landlord shall notify Tenant and Tenant shall notify Landlord of any proposed taking or condemnation which would affect the Premises within thirty (30) days after receipt of formal notice thereof. If after the execution of this Lease and prior to the expiration of the Term, the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the Term hereof shall cease and terminate as of the date of such taking; subject, however, to the right of Tenant, at its election, if permitted by law, to continue to occupy the Premises, for all or such part, as Tenant may determine, of the period between the date of notice of such taking and the date when possession of the Premises shall actually be taken by the taking authority. Such occupancy by Tenant shall be subject to the terms and provisions of this Lease, including, but not limited to, the obligations of Tenant to pay Rent. Unearned Rent, if any, paid for a period prior to the date of termination shall be refunded to Tenant.

Landlord agrees that it shall negotiate in good faith with the condemning authority for a commercially reasonable award, and further, shall not finally agree to the amount of the Restoration Portion of the award without the prior written consent of Tenant, not to be unreasonably withheld, conditioned, or delayed.

10.2        Termination Right. If, after the Effective Date of this Lease and prior to the expiration of the Term, any taking under the power of eminent domain by a public or private authority or any conveyance by Landlord in lieu thereof, shall result in:

(a)           A reduction of ten percent (10%) or more of the warehouse building;

(b)           Any taking that materially impairs Tenant’s ability to operate, in Tenant’s commercially reasonable opinion;

(c)           The reduction of the trailer parking area of the Premises (i) to below the amount required by law, or (ii) which eliminates more than ten percent (10%) of the then existing trailer parking, without Landlord providing substitute parking reasonably acceptable to Tenant; or

(d)           A taking of a portion of the Land which taking materially impedes or interferes with access to the Premises without Landlord providing substitute access reasonably acceptable to Tenant;

then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant’s election within thirty (30) days after Tenant shall receive actual notice of such taking. In the event of termination by Tenant under the provisions of this Section 10.2, this Lease and the Term hereof shall cease and terminate as of the date of such taking, subject to the right of Tenant, at its election, to continue to occupy the Premises, for all or such part, as Tenant may determine, of the period between the date of notice of such taking and the date when possession of the portion of the Premises taken shall be actually taken by the appropriating authority. Such occupancy by Tenant shall be subject to the terms and provisions of this Lease, including, but not limited to, the obligation of Tenant to pay Rent. Unearned Rent, if any, paid for a period prior to the date of termination by Tenant shall be refunded to Tenant.

10.3        Restoration. In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall elect not to terminate this Lease, this Lease and the Term hereof shall continue in full force and effect and, subject to receipt of the Restoration Portion, Tenant shall forthwith promptly and diligently effect the “Restoration” (as hereinafter defined) through application of the “Restoration Portion”, as hereinafter defined and set forth. If this Lease is not terminated as a result of a taking, as set forth hereinabove in Section 10.2, Landlord shall be entitled to receive the entire award except for that portion (hereinafter referred to as the “Restoration Portion”) of the award necessary for the Restoration, which Landlord shall promptly deliver to Tenant upon receipt, or any portion of the award applicable to Tenant’s fixtures. If the entire award is insufficient for the Restoration, then the Tenant shall fund the balance of the amount required for Restoration and continue in the Lease. The term “Restoration” herein means the restoration of the remaining portions of the Premises, including any and all Improvements made theretofore, together with the remaining portions of the parking areas and other common areas of the Premises, to an architectural whole in substantially the same condition that the same were in prior to such taking.

In the event that Tenant is obligated to restore the Premises under this Article IX and (i) said restoration affects more than ten percent (10%) of the warehouse building or (ii) requires Tenant to fund the balance of any amount required for Restoration, then Tenant shall have the right to elect by written notice to Landlord within thirty (30) days of the date of the condemnation, to extend the then current Term of the Lease through a date specified in such notice as necessary to ensure that sufficient years remain in the then existing Term of the Lease, as of the date of both (i) substantial completion of the restoration and (ii) Tenant’s ability to operate its business once again in the Premises, in order to fully depreciate the restored Improvements, subject to annual rent increases for such extension of the term at two percent (2%) per annum. This right to extend the Term shall be in addition to any remaining Option Terms.

10.4        Award. Subject to Tenant’s obligation to apply the Restoration Portion as provided in Section 10.3 hereof and the provisions of the second paragraph of this Section 10.4, all compensation awarded for any taking of the Premises shall belong to Landlord.

To the extent permitted by law, Tenant shall be allowed to pursue a claim against the condemning authority (the “Tenant’s Claim”), that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord, for reimbursement of relocation expenses or for Tenant’s trade fixtures, equipment and personal property, provided: (i) Tenant’s Claim shall in no way limit, affect, alter or diminish in any kind or way whatsoever Landlord’s award as a result of such taking, sale or condemnation; and (ii) Tenant’s Claim shall in no event include any claim for any interest in real property, it being expressly understood and agreed that all sums paid with respect to the real property interests taken, sold or condemned shall be the sole property of Landlord, subject to Tenant’s receipt of the Restoration Portion, and (iii) Tenant shall be awarded such separate award allocated to Tenant in said action, suit or proceeding.

10.5        Termination. In the event of any termination of this Lease as the result of the provisions of this Article X, Landlord and Tenant, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease other than those that expressly survive a termination of this Lease.

ARTICLE XI
LIENS

11.1        Lien Claims. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall any interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of sufferance of Tenant; provided, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien, as long as such liens are removed by bond or Landlord’s interest in the Premises is otherwise protected to the reasonable satisfaction of Landlord. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied.

11.2        Landlord’s Right to Cure. If Tenant shall fail to contest the validity of any lien or claimed lien or fail to give security to Landlord to insure payment thereof, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be so required), following a notice to Tenant and a failure to cure by Tenant as set forth in Section 12.1(g) of this Lease, remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys’ fees, for such purposes shall be so much Additional Rent due from Tenant to Landlord on the first day of the next calendar month, with interest thereon at an annual interest rate equal to the Delinquency Rate, as defined in Section 23.12.

ARTICLE XII
DEFAULT AND REMEDIES

12.1        Tenant’s Default. Tenant agrees that the occurrence of any one or more of the following events shall be considered an “Event of Default” as said term is used herein:

(a)           Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

(b)           Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant; or

(c)           Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

(d)           A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

(e)           Tenant shall default in making any payment of Rent within five (5) days of when due; provided that for the first two (2) times in each Lease Year of the Term, Tenant shall have five (5) business days following receipt of Landlord’s written notice to Tenant of Tenant’s failure to pay said Rent, and Tenant’s failure to pay shall not be an Event of Default hereunder if Tenant makes said payment within said five (5) business days following receipt of Landlord’s written notice; or

(f)            If Tenant shall fail to comply with an order of a court of competent jurisdiction or proper order of a governmental authority, which relate to the Premises, within the required time period; or

(g)           If Tenant shall default in the performance of any covenant, promise or agreement on the part of Tenant contained in this Lease not otherwise specified in this Section 12.1 and such default shall continue for thirty (30) days after notice thereof in writing by Landlord to Tenant, or if such default or condition which gives rise thereto cannot with due diligence and good faith be cured within such thirty (30)-day period, if Tenant shall not in good faith and within the period of thirty (30) days commence the curing of such default and pursue the curing of such default continuously and diligently and in good faith to the end that such default shall be cured within such minimum period in excess of thirty (30) days as may be reasonably necessary to cure such default through pursuing such cure promptly, diligently, continuously and in good faith.

12.2        Landlord’s Remedies. Subject to Section 4.3(c) of this Lease, upon the occurrence of any Event of Default and at any time thereafter, Landlord may, at its election, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein:

(a)           Landlord may terminate this Lease by giving to Tenant written notice of Landlord’s election to do so, in which event the Term and all right, title and interest and obligations of Tenant hereunder shall end on the date stated in such notice.

(b)           Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, by giving written notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice. In such event, Landlord may reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any other breach of this Lease.

(c)           Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord by a suit or suits in equity or at law for the performance of any covenant or agreement herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation (i) injunctive relief, (ii) recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease, and (iii) any other damages incurred by Landlord by reason of Tenant’s default under this Lease.

12.3        Reentry to Premises. Should Landlord elect to reenter as provided herein with or without terminating this Lease, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, rent the Premises or any part of the Premises, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include alteration and repair of the Premises) as Landlord, in its commercially reasonable discretion, may determine, and Landlord may collect and receive the Rent due in connection therewith. Landlord shall not be required to accept any tenant offered by Tenant or any third party or observe any instruction given by Tenant relative to such reletting. Landlord shall however use commercially reasonable efforts to relet the Premises and mitigate damages. No such reentry or taking possession by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article XII or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

12.4        Damages Without Lease Termination. In the event that Landlord does not elect to terminate this Lease, but on the contrary elects to take possession of the Premises, then, in addition to all other rights and remedies of Landlord, Tenant shall pay to Landlord (i) Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s commercially reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting, plus (ii) interest on any unpaid Rent to accrue at the Delinquency Rate from the date that the Rent is due until the date it is paid. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the rent received from such reletting will be made in determining the net proceeds from such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which such sums would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such Rent and other sums from Tenant on each such day.

12.5        Damages Upon Lease Termination. In the event that Landlord elects to terminate this Lease, Landlord shall have the right, from time to time, to recover from Tenant upon demand, and Tenant shall remain liable to pay Landlord for, (i) all Rent and other amounts due and owing under this Lease not previously paid pursuant to the provisions of this Lease, plus(ii) interest on any unpaid Rent to accrue at the Delinquency Rate from the date that the Rent is due until the date it is paid plus (iii) on a periodic basis as such payments become due, damages equal to the sum of (1) the Rent and all other sums which would have accrued under this Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums become due, less (2) at each such time of payment, such amounts as Landlord may actually receive from reletting (after first paying all costs of such reletting and the net amounts of rent collected remaining after such expenses shall operate only as an off-setting credit against the amount due hereunder with any excess or residue belonging solely to Landlord), plus (3) interest on the foregoing sum at the Delinquency Rate from the date of Landlord’s notice to Tenant demanding payment therefor until paid. In the event that Landlord terminates this Lease but elects to exercise the remedy set forth in this Section 12.5, Landlord agrees that Landlord’s obligations under the Lease existing after an Event of Default by Tenant, including without limitation, the obligation to use commercially reasonable efforts to mitigate damages, shall survive said termination and shall be enforceable by Tenant against Landlord.

12.6        Survival of Tenant Obligations. No termination of this Lease and no taking possession of and/or reletting the Premises or any part thereof, shall relieve Tenant of its monetary liabilities and obligations hereunder, except as specifically provided herein, all of which shall survive such expiration, termination, repossession or reletting except as otherwise specifically provided.

12.7        Waivers. To the extent permitted by law, Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage. No failure by either party to insist upon the strict performance by the other party of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no payment or acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or completed with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

12.8        Suits to Recover Damages. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord at any time and from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired had there been no Event of Default by Tenant.

12.9        Cumulative Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

12.10      Landlord’s Right to Perform Tenant’s Obligations. Upon occurrence of an Event of Default, Landlord may (but shall not be obligated so to do), and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease in such manner and to such extent as Landlord may reasonably deem necessary; and in so doing Landlord shall also have the right to enter upon the Premises for any purpose reasonably necessary in connection therewith and to pay or incur any other necessary and incidental costs and expenses, including reasonable attorneys’ fees. All sums so paid and all liabilities so incurred by Landlord shall be payable to Landlord upon demand as Additional Rent. Landlord shall use reasonable efforts to give prior notice of its performance, if reasonably feasible under the circumstances. The performance of any such obligation by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same. Inaction of Landlord shall never be considered as a waiver of any right accruing to it pursuant to this Lease. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose.

12.11      Landlord Costs and Expenses of Litigation. Tenant agrees to pay, and to indemnify and defend Landlord against, all costs and expenses (including reasonable attorney’s fees) incurred by or imposed upon Landlord by or in connection with any litigation to which Landlord becomes or is made a party without fault on its part, whether commenced by or against Tenant, or any other person or entity or that may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease, or in obtaining possession of the Premises after an Event of Default hereunder or upon expiration or earlier termination of this Lease. The foregoing notwithstanding, Tenant’s responsibility under this Section 12.11 to pay Landlord’s costs and expenses (including reasonable attorneys’ fees) shall not extend to such costs and expenses incurred in defending an action brought by Tenant to enforce the terms of this Lease in which there is a court determination that Landlord failed to perform its obligations under this Lease. The provisions of this Section 12.11 shall survive the expiration or earlier termination of this Lease.

12.12      Tenant Costs and Expenses of Litigation. Landlord agrees to pay, and to indemnify and defend Tenant against, all costs and expenses (including reasonable attorney’s fees) incurred by or imposed upon Tenant by or in connection with any litigation to which Tenant becomes or is made a party without fault on its part, whether commenced by or against Landlord, or any other person or entity or that may be incurred by Tenant in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease. The foregoing notwithstanding, Landlord’s responsibility under this Section 12.12 to pay Tenant’s costs and expenses (including reasonable attorneys’ fees) shall not extend to such costs and expenses incurred in defending an action brought by Landlord to enforce the terms of this Lease in which there is a court determination that Tenant failed to perform its obligations under this Lease. The provisions of this Section 12.13 shall survive the expiration or earlier termination of this Lease.

12.13      Remedies Upon Landlord’s Default. In the event that Landlord shall at any time be in default in the observance or performance of any of the covenants and agreements required to be performed and observed by Landlord hereunder and any such default shall continue for a period of thirty (30) days after written notice to Landlord and Landlord shall not thereafter cure such default (or if such default is incapable of being cured in a reasonable manner within thirty (30) days then, if Landlord has not commenced to cure the same within said thirty (30) day period and thereafter diligently prosecuted the same to completion), Tenant shall be entitled at its election, to exercise concurrently or successively, any one or more of the following rights, in addition to all remedies otherwise provided in this Lease including its self-help rights and any other rights otherwise available at law or in equity under the laws of the United States or the State of South Carolina.

(a)           to bring suit for the collection of any amounts for which Landlord may be in default, or injunctive relief for the performance of any other covenant or agreement devolving upon Landlord, without terminating this Lease. Any suit or suits for the recovery of damages, or any other sums payable by Landlord to Tenant pursuant to this Lease, may be brought by Tenant at any time and from time to time at Tenant’s election, and nothing herein contained shall be deemed to require Tenant to await the date whereon this Lease or the Term would have expired had there been no Event of Default by Landlord.

(b)           to exercise any rights of self-help set forth in this Lease.

ARTICLE XIII
ASSIGNMENT AND SUBLETTING

13.1        No Assignment. Except as expressly permitted under this Article, Tenant shall not assign this Lease or any interest hereunder, without the express prior written consent of Landlord. Consent by Landlord pursuant to this Article shall not be deemed, construed or held to be consent to any additional assignment, but each successive act shall require similar consent of Landlord.

13.2        Assignment Permitted. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing under the Lease, upon ten (10) days’ prior written notice to Landlord, Tenant may, without Landlord’s consent, assign or transfer this Lease (i) to an entity into which Tenant is merged or consolidated, provided that such merger or consolidation is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, (ii) to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), or (iii) to any entity with a total tangible net worth of Two Hundred Fifty Million and No/l00ths Dollars ($250,000,000.00) or more determined by generally accepted accounting principles; and provided that such successor shall execute an instrument in writing, acceptable to Landlord in its reasonable discretion, fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. Further, Tenant may allow or permit any transfer of this Lease, or any interest hereunder, by operation of law.

13.3        Subletting. Tenant shall have the right to encumber its leasehold interest, or to sublet all or any portion of the Premises, or to allow occupancy of all of any portion of the Premises, upon advance written notice and delivery of a copy of the sublease to Landlord, but without the requirement of Landlord’s consent.

13.4        Landlord’s Consent. Landlord shall not unreasonably withhold, delay or condition its consent to Tenant’s request for permission to assign the Lease. It shall be reasonable for the Landlord to withhold its consent to any assignment if the proposed assignee lacks the financial capacity to perform its obligations under this Lease, or intends to use the Premises for purposes which Landlord, in its reasonable opinion, believes likely to reduce the value of the Premises. Any permitted or approved assignment shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all such information concerning the assignee as Landlord may reasonably request, and Landlord shall respond to Tenant’s request within fifteen (15) business days after receipt of all of the information Landlord reasonably requests. If Landlord fails to respond within fifteen (15) business days after receipt of all of the information Landlord reasonably requests, Landlord shall be deemed to have granted its consent to such assignment. Tenant shall pay all costs and expenses reasonably incurred by Landlord, including attorneys fees, in reviewing any proposed assignment for which consent is required under this Lease, up to a maximum of Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

13.5        Tenant’s Liability. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable, as a principal and not as a guarantor, for the payment of the Rent and for performance and compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings), and no such assignment or sublease shall operate to release or otherwise discharge Tenant from liability hereunder.

ARTICLE XIV
QUIET ENJOYMENT

14.1        Covenants of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and all other charges payable by Tenant hereunder, and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of Tenant are independent of Landlord’s obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreement hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.

ARTICLE XV
SUBORDINATION

15.1        Subordination and Attornment.

(a)           In all events, notwithstanding anything contained herein to the contrary, Landlord’s fee simple title shall be superior to any leasehold mortgage on the Premises, and such leasehold mortgagee shall take subject to same with the intent of the parties being that a foreclosure of the leasehold mortgage shall in no event impair or eliminate Landlord’s fee title interest.

(b)           Tenant hereby agrees, upon Landlord’s written request, to subordinate this Lease to any mortgage encumbering the Premises, provided that the holder (“Mortgagee”), Tenant and Landlord execute a commercially reasonable form of Subordination, Non-disturbance and Attornment Agreement (“SNDA”) in the form attached hereto as Exhibit “G” attached hereto and incorporated herein by this reference. The term “mortgage” whenever used in this Lease shall be deemed to include deeds to secure debt, deeds of trust, security assignments, ground leases and any other encumbrances against Landlord’s interest in the Premises, and any reference to the “Mortgagee” of a mortgage shall be deemed to include the beneficiary under a deed of trust and the lessor under a ground lease. Landlord represents to Tenant that as of the Effective Date of this Lease by Landlord and as of the Commencement Date, there is no mortgage encumbering the Premises.

(c)           Should Landlord sell, convey or transfer its interest in the Premises or should any Mortgagee succeed to Landlord’s interest through foreclosure or deed in lieu thereof, then Tenant shall attorn to such succeeding party as its landlord under this Lease promptly upon any such succession, provided that such succeeding party assumes all of Landlord’s duties and obligations under this Lease and agrees not to disturb Tenant’s leasehold interest hereunder in accordance with the SNDA.

(d)           Tenant agrees to give the Mortgagee of any Mortgage simultaneously with Landlord, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee and containing a request therefor, and further provided, Tenant shall have no liability to such Mortgagee in the event Tenant fails to so notify. Tenant further agrees that Mortgagee shall have a right, simultaneously with Landlord, to cure such default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be cancelled or surrendered (except as expressly permitted under this Lease), without the prior written consent, in each instance, of the Mortgagee.

ARTICLE XVI
TRANSFERS BY LANDLORD

16.1       Transfers of Landlord’s Interest. No transfer or sale of Landlord’s interest hereunder shall release Landlord from any of its obligations or duties hereunder prior thereto. Landlord shall be released of any ongoing obligations hereunder from and after the date of such transfer upon the written assumption of all such obligations and duties by the transferee of Landlord.

ARTICLE XVII
LANDLORD COVENANTS, REPRESENTATIONS AND WARRANTIES

Landlord covenants, represents and warrants the following to Tenant:

17.1        Encumbrances. Tenant accepts the Premises subject to the conditions, restrictions, easements and encumbrances affecting the Land and currently filed of record in Lexington County, South Carolina, as identified on Exhibit “C” attached hereto (the “Permitted Exceptions”), including, without limitation, that certain declaration entitled “Declaration of Covenants, Conditions, Restrictions and Easements, Road Maintenance Agreement, and Provisions for Membership in the Sandhills Property Owners Association, Inc.” (the “Declaration”). Other than the Permitted Exceptions, a mortgage on the fee title to the Land or a taking by eminent domain under court order, Landlord will not encumber the Premises with any easements, covenants, or restrictions without first obtaining the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that any lien or other encumbrance, other than the Declaration, a mortgage on the fee title to the Land or a taking by eminent domain under court order as set forth above, is placed against the Land and the Premises by Landlord and Landlord fails to remove or discharge such lien or encumbrance within thirty (30) days of Tenant’s written notice to Landlord that such lien or encumbrance exists, then Tenant may declare Landlord in default under the Lease and may pursue all remedies available to Tenant under this Lease for such default.

17.2        Agreements Affecting the Land. Effective as of the Commencement Date and continuing throughout the Term of the Lease, Landlord covenants, upon receipt of a written request from Tenant, to enter into any agreements which affect or encumber the Land or that require execution by the fee simple owner of the Land, that are desired by Tenant for Tenant’s use and occupancy of the Premises, including, without limitation, dedication of any utilities required by a jurisdiction; provided that, Tenant shall bear all costs and liabilities of any such agreements during the Term and shall be obligated to perform all obligations under such agreement(s) on behalf of Landlord; and further provided, Landlord shall not be obligated to enter into any agreement (i) that diminishes the value of the Land or the Premises or (ii) adversely impacts the Land or the Premises; or (iii) that Landlord otherwise finds objectionable in Landlord’s reasonable opinion, provided, that Landlord shall not object to any agreement which is required by a governmental authority for Tenant’s occupancy or use of the Premises and does not impose any financial burden or liability on Landlord which is not reimbursed by Tenant.

17.3        Contracts. Effective as of the Effective Date and continuing throughout the Term of the Lease, Landlord covenants, upon receipt of a written request from Tenant, to enter into any agreements or contracts that require execution by the fee simple owner of the Land, and which are required under any tax incentive programs to which Tenant is a party, subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided that Landlord shall not be obligated to enter into any agreement (i) that diminishes the value of the Land or Premises or (ii) adversely impacts the Land or the Premises, (iii) that increases Landlord’s monetary obligations under this Lease, or (iv) that imposes financial burdens or liabilities on the owner of the Land or the Premises which will survive the termination or expiration of this Lease. Tenant shall bear all costs and liabilities of any such agreements during the Term, said agreements shall terminate at the end of the Term, and Tenant shall be obligated to perform all obligations under such agreement(s) on behalf of Landlord.

17.4        Delegation of Owner’s Interest. Effective as of the Effective Date and continuing throughout the Term of the Lease, Landlord hereby delegates to Tenant to act in Landlord’s stead, all of Landlord’s rights as the Owner under the Declaration and authorizes Tenant to act in its stead to enforce the Owner’s rights under the Declaration, including without limitation, Owner’s right of self help. Tenant hereby assumes all such rights and obligations under the Declaration through the Term, including without limitation the obligation to pay assessments and any other costs due and payable under the Declaration. Further, Landlord covenants, upon receipt of Tenant’s written request, to enforce any of its rights under the Declaration. Notwithstanding the foregoing, Tenant shall have no right to amend any such Declaration, or to vote or act under the Declaration in any way which shall increase the financial obligations of Landlord on or after the expiration of this Lease, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

17.5        Authorization. Landlord is a limited liability company in good standing under the laws of the State of Delaware, and has taken any required corporate action necessary to approve the execution of this Lease. The person(s) who have executed this Lease are authorized to do so and this Lease constitutes a binding and enforceable obligation of Landlord.

ARTICLE XVIII
HAZARDOUS SUBSTANCES

18.1        Compliance With Environmental Requirements. Except for (i) Hazardous Materials contained in products used by Tenant for ordinary cleaning, landscaping, heating fuel, office and warehouse maintenance and operations purposes at the Premises, (ii) Hazardous Materials contained in lumber, paints, solvents, building materials and other inventory items to be stored at the Premises and distributed to Tenant’s retail outlets for sale to the public, and (iii) batteries associated with and propane gas used to fuel Tenant’s forklifts at the Premises (collectively, the “Permitted Hazardous Materials”), Tenant shall not knowingly permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, or release any Hazardous Materials in or about the Premises without Landlord’s prior written consent. In no event shall Tenant generate or manufacture Hazardous Materials upon or within the Premises, or store fuel or other Hazardous Materials in underground containers at the Premises, or permit any party to do so. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Laws and shall promptly remediate any Hazardous Materials released on or from the Premises by Tenant. If the release of any Hazardous Material on the Premises is caused or permitted by Tenant or any member of the Tenant Group (as hereinafter defined) with or without Landlord’s consent, and such release results in any contamination, damage or injury to the Premises, the environment or human health, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises as near as reasonably practicable to the condition existing prior to the release of any such Hazardous Material and as may be required by Environmental Laws; provided that Landlord’s written approval shall first be obtained in cases where the Premises is to be physically altered.

18.2        Definitions.

(a)          “Environmental Law(s)” shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground, air, water, or noise pollution or contamination, and underground or above-ground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 to 136y; the Oil Pollution Act, 33 U.S.C. 2701 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; all as have been amended from time to time, and any other federal, state, or local environmental requirements, together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

(b)           “Hazardous Material” shall include but shall not be limited to any substance, material, or waste that is regulated by any Environmental Law or otherwise regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos-containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead-based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as “hazardous chemicals”, “hazardous substances,” “hazardous materials,” “toxic substances,” or “hazardous wastes” in any Environmental Law.

(c)           “Environmental Claim” shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding, or suit for damages (including reasonable attorneys’, consultants’, and experts’ fees, costs or expenses), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law on the Premises (i) during the Term of this Lease or any period of Tenant’s occupancy of the Premises, or (ii) as to any period of time prior to the Term, if arising out of an action of Tenant or Tenant’s Group.

(d)           “Tenant Group” any or all of Tenant’s agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them.

18.3        Storage and Use of Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Laws.

(a)           Tenant shall promptly notify Landlord in writing of any spill, release, discharge or disposal of any Hazardous Material or Hazardous Materials in, on or under the Premises which spill, release, discharge, or disposal is required to be reported to any governmental authority under any Environmental Law, to the same extent as such reporting is required to the governmental authority. Tenant shall supply to Landlord within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenants use of the Premises.

(b)           At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall remove and dispose off site any drums, containers, receptacles, structures, or tanks storing or containing Permitted Hazardous Materials or Hazardous Materials (or which have stored or contained Permitted Hazardous Materials or Hazardous Materials) and the contents thereof, to the extent brought onto the Premises by Tenant or Tenant Group. Such activities shall be performed in compliance with all Environmental Laws.

18.4        Notices. Tenant shall promptly provide Landlord with copies of all communications, permits, or agreements with any governmental authority or agency (federal, state, or local) or any private entity relating in any way to the violation or alleged violation of any Environmental Laws by Tenant.

18.5        Indemnification. Tenant shall reimburse, defend, indemnify and hold Landlord and any other Indemnified Party (defined below) free and harmless from and against any and all Environmental Claims, response costs, losses, liabilities, damages, costs, and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ and consultants’ fees, costs and expenses, but not incidental or consequential damages, arising out of or in any way connected with any or all of the following:

(a)           any Hazardous Material which is or was actually generated, stored, treated, released, disposed of, or otherwise located on or at the Premises (regardless of the location at which such Hazardous Material is now or may in the future be located or disposed of) by Tenant or a member of the Tenant Group, including, but not limited to any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence; (ii) obligations to take response, cleanup, or corrective action pursuant to any Environmental Laws; and (iii) the costs and expenses of investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

(b)           any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to any Hazardous Material or other substances or conditions generated, stored, treated, released, disposed of, or located at the Premises by Tenant or a member of the Tenant Group at the Premises (including, but not limited to, ownership, operation, and disposal of any equipment which generates, creates, or uses electromagnetic files, x-rays, other forms of radiation and radioactive materials), regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

(c)           any actual or alleged failure of Tenant or any member of the Tenant Group, at any time and from time to time, to comply with all applicable Environmental Laws or any permit issued thereunder;

(d)           any failure by Tenant to comply with any obligation under this Article XVIII:

(e)           Tenant’s failure to provide any information, make any submission, and take any step required by any relevant governmental authorities as to the Premises;

(f)            the imposition of any lien for damages caused by, or the recovery of any costs for, the remediation or cleanup of any Hazardous Material generated, stored, treated, released, disposed of, or located at the Premises by Tenant or a member of the Tenant Group;

(g)           costs of removal of any and all Hazardous Materials generated, stored, treated, released, disposed of, or located at the Premises by Tenant or a member of the Tenant Group, from all or any portion of the Premises;

(h)           costs incurred to comply, in connection with all or any portion of the Premises, with all governmental requirements with respect to any Hazardous Material on, in, under or affecting the Premises, which were generated, stored, treated, released, disposed of, or located at the Premises by Tenant or a member of the Tenant Group;

(i)            any spills, charges, leaks, escapes, releases, dumping, transportation, storage, treatment, or disposal of any Hazardous Material by Tenant or a member of the Tenant Group, but only to the extent that such Hazardous Material originated from or were or are located on the Premises; and

(j)            Notwithstanding anything to the contrary herein, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises, including, without limitation, the migration or leaching of Hazardous Materials from outside the Premises onto or under the Premises, which is caused or permitted by either (i) Landlord, its agents, employees, contractors or invitees; or (ii) any person or entity other than Tenant or a member of the Tenant Group.

The obligations of Tenant under this Section 18.5 shall survive any termination or expiration of this Lease.

ARTICLE XIX
MEMORANDUM OF LEASE

19.1       Memorandum of Lease. As a material condition to Tenant’s execution of this Lease, upon its execution of this Lease, Landlord shall provide Tenant with an executed Memorandum of Lease (hereinafter referred to as the “Memorandum”) in the form as Exhibit “F” attached hereto and made a part hereof, which Tenant may record at its sole cost and expense, together with an Affidavit of Title, sufficient to enable the title company to issue a leasehold title insurance policy without any general exceptions applicable to liens. Upon the expiration or earlier termination of this Lease, Tenant agrees to execute any documentation reasonably necessary to terminate the Memorandum of record, which agreement shall survive the expiration or termination of this Lease. Tenant shall indemnify and hold harmless Landlord from any cost, liability, damage or expense, including reasonable attorneys’ fees, incurred by Landlord due to Tenant’s failure to file such termination within thirty (30) days following Landlord’s written notice to Tenant delivered any time after this Lease has terminated.

ARTICLE XX
SURRENDER

20.1        Condition. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, in good order, condition and repair, reasonable wear and tear, condemnation and casualty excepted. Any damage caused by removal of Tenant from the Premises, including any damages caused by removal of Tenant’s fixtures, equipment, and personalty, shall be repaired and paid for by Tenant prior to the expiration of the Term.

20.2        Removal of Tenant’s Fixtures, Equipment and Personalty. Upon the termination of this Lease by lapse of time, or otherwise, Tenant shall remove Tenant’s trade fixtures, equipment, personalty from the Premises, and Tenant shall repair any injury or damage to the Premises which may result from such removal. Any HVAC, plumbing, electrical, or mechanical fixtures shall remain with the Premises. Any of Tenant’s equipment, fixtures or personalty that remains on the Premises following Lease termination or expiration shall be deemed abandoned and shall belong to Landlord; provided, however, that Tenant shall pay Landlord all costs and expenses incurred by Landlord in removing said items from the Premises and disposing of same. To the extent that Tenant causes alterations to be made to the Premises (the term “alterations” does not include any expansion of the Premises pursuant to Article XXII), Tenant shall deliver written notice to Landlord prior to construction with a request that Landlord advise Tenant as to whether or not Tenant shall be obligated to remove the alterations upon termination of this Lease. Landlord shall deliver written notice to Tenant within fifteen (15) days of receipt of Tenant’s notice of any requirement to remove said alteration at the expiration of the Term. In the event that Landlord either does not require removal or fails to respond to Tenant’s notice within said fifteen days, then Tenant shall have no obligation to remove said alteration at the expiration or termination of this Lease. If Landlord does require removal of said alterations, then upon the termination of this Lease by lapse of time, or otherwise, Tenant shall remove said alterations and repair any injury or damage to the Premises which may result from such removal.

20.3        Holdover. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time and otherwise, then Tenant shall be a tenant at will and shall pay to Landlord monthly Rent, at 150% the rate payable for the month immediately preceding said holding over, computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. The provisions of this paragraph do not exclude Landlord’s rights of re-entry or any other right hereunder. Any such extension or renewal shall be subject to all other terms and conditions herein contained.

ARTICLE XXI
INDEMNITY

21.1       Indemnification. During the Term, Tenant shall indemnify, defend and hold Landlord and any director, employee, mortgagee, officer, parent, partner, shareholder and trustee of Landlord together with their representatives, successors and assigns (each an “Indemnified Party”) harmless from and against any and all liabilities, suits, judgments, settlements, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against Landlord, and which arise out of (i) Tenant’s actions or inactions on or as to the Premises, or (ii) any use, nonuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises by Tenant or any member of the Tenant Group, (iii) any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof as a result of the act or neglect of Tenant, (iv) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the contracts and agreements affecting the Premises on Tenant’s part to be kept, observed or performed, (v) any lien or claim which may be alleged to have arisen against or on the Premises, or any lien or claim which may be alleged to have arisen out of this Lease and created or permitted to be created by Tenant against any assets of Landlord, or any liability which may be asserted against Landlord with respect thereto, (vi) any intentional act or negligence on the part of Tenant or any member of the Tenant Group; and (vii) any failure to perform or comply with any of the covenants, agreements, terms or conditions in this Lease on Tenant’s part to be performed or complied with. No agreement or covenant of Tenant in this Section shall be deemed to exempt Landlord from, and Tenant’s obligations under this Section shall not include liability or damages for injury to persons or damage to property caused by or resulting from the intentional act or negligence of Landlord, its agents or employees.

ARTICLE XXII
ALTERATION AND EXPANSION

22.1        Alterations. Tenant shall have the right, at its sole cost, responsibility, and expense, to make at any time and from time to time, alterations of and improvements to the Premises (an “Alteration”) at a cost not to exceed $250,000.00 in any Lease Year, without obtaining Landlord’s consent, and to construct other improvements on the Premises, so long as same are in compliance with all Requirements (as defined below) and Approvals (as defined below). Landlord shall, at no cost, liability or expense to Landlord, cooperate with Tenant and shall execute all instruments necessary or appropriate to obtain all Approvals to make such alterations and improvements from the applicable governmental authorities to satisfy the Requirements, provided that such instruments do not impose any financial burden or liability on Landlord or diminish the value of the Premises.

22.2        Construction of Expansion Premises. Additionally, Tenant shall have the right to elect to construct Improvements on the Premises as follows, in its sole election.

(a)           Provided no Event of Default then exists hereunder, and subject to the terms of this Section 22.2, Tenant may elect to construct additional Improvements (any expansion improvements constructed on the Premises, hereinafter the “Expansion Premises”) on the Premises, at its sole cost and expense. Notwithstanding the foregoing, the Expansion Premises must be architecturally compatible with the existing Improvements on the Premises. Tenant shall deliver written notice to Landlord if it elects to exercise its option(s) under this Article XXII (hereinafter referred to as an “Expansion Notice”). Together with the Expansion Notice, Tenant shall deliver to Landlord proposed plans and specifications for the construction of the Expansion Premises, which shall be subject to the review and written approval of Landlord prior to commencement of construction, not to be unreasonably withheld, conditioned or delayed. Following receipt of Landlord’s written approval, Tenant shall cause the Expansion Premises to be constructed in accordance with the approved set of plans and specifications. Any material changes or revisions shall be approved by Landlord prior to construction. In the event that Tenant commences construction of the Expansion Premises, Tenant covenants to complete construction and to obtain a Certificate of Occupancy (as defined herein) for the Expansion Premises. The term “Certificate of Occupancy” as used herein shall mean certificate(s) from all applicable governmental agencies indicating that the Expansion Premises (i) may be occupied and operated by Tenant for its intended purpose, and (ii) has been constructed in accordance with all Requirements, Approvals and the plans and specifications submitted to the governmental authority.

(b)           Extension of Term. In the event that Tenant elects to construct the Expansion Premises under Subsection 22.2(a) above, then the then current Term of the Lease shall be extended through a date set forth in the Extension Notice, so that sufficient years remain (as reasonably determined by Tenant by written notice to Landlord in the Extension Notice) in the remaining Term of the Lease, as of the date that a Certificate of Occupancy is obtained for the Expansion Premises in order that Tenant may fully depreciate the Expansion Premises; provided that the extended term for the Premises shall be subject to annual Base Rent increases throughout such extension of the Term at two percent (2.0%) per annum. This extension right shall be in addition to any remaining Option Terms. In all events the expiration of the Term of the Premises and the Expansion Premises shall be coterminous.

22.3        Construction of Alterations and Future Improvements. Tenant shall construct any and all future alterations and improvements in compliance with all laws, regulations, statutes, ordinances, and other governmental requirements, all agreements entered into pursuant to this Lease the Permitted Exceptions, and such future encumbrances as may hereafter be approved by Tenant (collectively, hereinafter referred to as the “Requirements”) ..

22.4        Approvals. The party responsible for the construction of the Premises, or Expansion Premises, as applicable, shall obtain those approvals necessary to permit construction and operation of the Premises or Expansion Premises, from all governmental and quasi-governmental authorities with jurisdiction including, without limitation, pertaining to demolition, zoning, building, grading, curb cuts, building set backs, signage, driveways and any turn lanes and traffic signalization, and other permits, approvals and variances as are needed (collectively, hereinafter referred to as the “Approvals”).  In the event that Tenant has the responsibility for obtaining the Approvals, Landlord shall, at no cost, expense or liability to Landlord, cooperate in good faith with Tenant to obtain such Approvals.

22.5        Plans and Specifications. Upon completion of any Alteration by Tenant hereunder, or, in the event that Tenant constructs the Expansion Premises, Tenant shall furnish Landlord with a copy of the “as built” plans covering such construction.

22.6        Ownership of Alterations and Expansion Premises. Any Alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease. In the event that Tenant constructs the Expansion Premises, Tenant shall own the Expansion Premises and shall be entitled to all depreciation of the Expansion Premises, no Base Rent shall be due for the Expansion Premises, and further, upon termination or expiration of the Term, Tenant shall convey the Expansion Premises to Landlord by a quitclaim Bill of Sale.

22.7        Indemnity. Tenant hereby agrees to indemnify, defend and hold the Landlord, its beneficiaries, shareholders, partners or members and their respective agents and employees harmless from any and all liabilities of every kind and description which during the Term may arise out of or be connected in any way with the construction of the Alterations and the Expansion Premises (if constructed by Tenant). Upon completing any Alteration, and, if applicable, the Expansion Premises, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien. All Alterations and the Expansion Premises shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used.

ARTICLE XXIII
MISCELLANEOUS

23.1        Severability. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

23.2        Non-Waiver of Default. No acquiescence by either party to any default by the other party hereunder shall operate as a waiver of its rights with respect to any other breach or default, whether of the same or any other covenant or condition, nor shall the acceptance of Rent by Landlord at any time constitute a waiver of any rights of Landlord.

23.3        Recording. The Memorandum shall be recorded by Tenant in the real estate records of Lexington County, South Carolina.

23.4        Notice. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing and shall be deemed properly given (i) on the date sent, if delivered by hand, (ii) one day after the date such notice is deposited with a nationally recognized overnight delivery service; (iii) on the date when received with proof of receipt to the party to whose attention it is directed or when such party refuses to accept receipt the date when sent, postage prepaid, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If intended for Landlord:	US Real Estate Limited Partnership
c/o USAA Real Estate Company
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230-2239
Attention: David Buck

with a copy to:	USAA Real Estate Company
9830 Colonnade Blvd., Suite 600
San Antonio, Texas 78230-2239
Attention: Legal

If intended for Tenant:	Home Depot U.S.A., Inc.
2455 Paces Ferry Road
20th Floor, Legal Department
Atlanta, Georgia 30339-4024
	Attention:	Vice President, Real Estate Law Group

or at such other address as may be specified from time to time in writing.

23.5        Successors and Assigns. All covenants, promises, conditions, representations, and agreements herein contained shall run with the Land and shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

23.6        Time is of the Essence. The time of the performance of all of the covenants, conditions, and agreements of this Lease is of the essence.

23.7        Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

23.8        Interpretation. In interpreting this Lease in its entirety, the printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no interference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto.

23.9       Headings, Captions and References. The section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms “hereof,” “hereunder” and “herein” shall refer to this Lease as a whole, inclusive of the Exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural when the context so requires.

23.10      Business Days. In the event that any of the deadlines set forth in this Lease end or fall on a Saturday, Sunday or legal holiday, such deadline shall automatically be extended to the next business day which is not a Saturday, Sunday or legal holiday.

23.11      Brokerage Commissions. Landlord and Tenant each warrants and represents to the other that there are no brokers, finders fees or any real estate commissions due to any broker, agent or other party in connection with the negotiation or execution of this Lease, other than CB Richard Ellis (“Broker”), who will be paid by Landlord pursuant to a separate agreement. Landlord and Tenant hereby agrees to indemnify and hold the other harmless from and against any and all costs, expenses, liabilities, causes of action, claims or suits by any party, other than Broker, for compensation, commissions, fees or other sums claimed to be due or owing with respect to the representation of Landlord or Tenant, as applicable, in effecting this Lease and from and against all cost, expense, liability or damage (including without limitation reasonable attorneys’ and other costs of legal representation) arising in connection with a breach of the warranty in this Section 23.11.

23.12      Delinquency Rate. The “Delinquency Rate”“ shall be defined as that annual interest rate which is the greater of (a) nine percent (9.0%) per annum, or (b) that variable rate which is equal to the Prime Rate (as hereinafter defined) in effect on such date or during such period, plus four percent (4.0%), compounded monthly from the date so advanced; provided, however, that such rate shall be in no event higher than the maximum rate which, when compounded monthly, is prohibited by applicable law. The “Prime Rate” shall mean the rate per annum as stated in the Money Rates Section in The Wall Street Journal for the period for which such rate applies.

23.13      Governing Law. This Lease shall be construed under the laws of the State of South Carolina.

23.14      Relationship of Parties. Nothing herein shall be construed so as to constitute a joint venture or partnership between Landlord and Tenant.

23.15      Estoppel Certificates. Within twenty (20) calendar days after the request by either party, the other party agrees to deliver to the requesting party and to any potential mortgagee, assignee or purchaser of the requesting party’s interest in the Premises an estoppel certificate, in form and substance similar to the form attached as Exhibit “I” attached hereto, reasonably satisfactory to the requesting party, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, whether same is in full force and effect as modified, and stating the modifications), that, to the certifying party’s reasonable knowledge and belief, there are no defenses or offsets thereto (or stating those claimed by the certifying party), that there are no defaults by the certifying party or, to the reasonable knowledge and belief of the certifying party, on the part of the requesting party (or, if such defaults exist, stating their nature) and such other matters as the requesting party may reasonably request; provided, however, that no such estoppel certificate shall be deemed to amend or modify this Lease.

23.16      Joint Effort. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

23.17      Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Lease, the exhibits annexed hereto and the instruments and documents referred to herein, including, without limitation, the Development Agreement, which alone fully and completely express their agreements, and that no party hereto is relying upon any statement or representation, not embodied in this Lease, made by the other. Each party expressly acknowledges that, except as expressly provided in this Lease, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.

23.18      Time Period for Consent. Unless otherwise provided herein, in the event that either party’s consent is required by the terms of this Lease, and the party required to consent fails to respond within ten business (10) days of receipt of the other party’s request or notice, then the requesting party shall send a second notice containing the statement in ALL CAPS AND BOLDED FONT, “FAILURE TO RESPOND TO THIS LETTER WITHIN 15 BUSINESS DAYS SHALL CONSTITUTE A “DEEMED” APPROVAL”.  If the party required to consent fails to respond to the second notice within fifteen business (15) days of the second notice, then said consent shall be deemed to have been given.

23.19      Landlord Liability. Anything contained herein to the contrary notwithstanding, the liability of Landlord (and its partners, shareholders and members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms and provisions of this Lease or any matter arising out of or relating to the occupancy or use of the Premises shall be limited to Tenant’s actual direct, but not consequential, special or punitive, damages therefor and shall be recoverable from and enforced only against the Landlord’s interest in the Premises, including, without limitation, Rent, insurance proceeds, condemnation proceeds, and sales proceeds, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Notwithstanding the foregoing, nothing set forth in this Section 23.19 shall be interpreted to allow Tenant to withhold payments of Rent to offset any claims made by Tenant against Landlord, prior to Tenant obtaining a final, non-appealable judgment against Landlord in a court of competent jurisdiction with respect to any such claim.

23.20      Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) business days except in the case of emergency) to enter the Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work required or permitted of Landlord hereunder, and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Premises to prospective purchasers and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation. Except in the event of an emergency, or following an Event of Default, which is continuing, Tenant shall have the right to have a representative accompany Landlord in any such inspections.

ARTICLE XXIV
CONFIDENTIALITY

Except as otherwise provided herein, it is agreed that the existence and the terms and conditions of this Lease shall be kept confidential by Landlord and not disclosed to third-parties. Notwithstanding the confidentiality provisions herein, Landlord may disclose the existence and/or contents of this Lease: (i) as and only to the extent required by law; (ii) as necessary to (a) manage its investment in the Building or Project or (b) seek appropriate advice from professional advisors, including, without limitation, tax preparers, bank personnel, business advisors, legal advisors, lenders, and financial advisors; (iii) as necessary to enforce the terms of this Lease, or (iv) if the information is already a matter of public record or generally known to the public. In particular, in addition to the foregoing and not in limitation, Landlord shall not issue a press release or other public announcement concerning the existence and/or contents of the Lease without the prior written consent of Tenant. In the event that Tenant gives its consent, Tenant shall have full approval rights over the timing, content and method of such public disclosures. Landlord agrees that neither Landlord nor any related entity shall use Tenant’s trade name, trademarks, logos, or designs in the printing, publication, or distribution of any advertising, marketing materials, internet web site, or other materials or medium, without obtaining Tenant’s prior written consent, which may be withheld in Tenant’s sole and absolute discretion.

[SIGNATURES ON THE NEXT PAGE]

IN WITNESS WHEREOF this Lease has been executed by the authorized representatives of the parties hereto under seal as of the Effective Date.

LANDLORD:

US REAL ESTATE LIMITED
PARTNERSHIP, a Texas limited partnership

By:	USAA REAL ESTATE COMPANY, a
Delaware corporation, its general partner

	By:	/s/ David J. Buck

	Name:	David J. Buck

	Title:	Managing Director

Date of Execution: May 15, 2009

Landlord’s FEI No. 74-2630435

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

HOME DEPOT U.S.A., INC., a Delaware
corporation

By:	/s/ Thomas K. Anderson

Name:	Thomas K. Anderson

Title:	Sr. Attorney

Date of Execution:	MAY 14 2009

EXHIBIT “A”

THE LAND

All that certain piece, parcel or tract of land with any improvements thereon, containing 52.42 acres, situated, lying and being approximately 3.6 miles East of South Congaree, the County of Lexington, State of South Carolina, on the North side of a public road known as Pine Ridge Drive (SR-103, a variable right-of-way), being more particularly described as follows:

Commencing at the intersection of the Southwestern right-of-way of a public road known as U.S. Highway #321, #176, #21 and the SouthEastern right-of-way of a public road known as Sandhills Parkway (a 66’ right-of-way), from said Point of Commencement running along the SouthEastern right-of-way of Sandhills Parkway S56°33'45"W for a distance of 547.97' to a 5/8" rebar found at the intersection of a public road known as Foster Brothers Drive (a 66’ right-of-way), thence turning and running along the NorthEastern right-of-way of Foster Brothers Drive S11°33'45"W for a distance of 43.10' to the end of the existing Foster Brothers Drive and to a 5/8" rebar found, thence turning and running along the NorthEastern right-of-way of the proposed 66' wide extension of Foster Brothers Drive S33°29'15"E for a distance of 750.01' to a 1/2" rebar set, thence continuing along the NorthEastern right-of-way of a proposed 70' radial cul-de-sac of the extension of Foster Brothers Drive along a curve to the right S31° 25'24"E for a distance of 125.76', a radius of 70.00' and a length of 156.23' to a 1/2" rebar set being the POINT OF BEGINNING, from said POINT OF BEGINNING thence turning and leaving the proposed cul-de-sac of Foster Brothers Drive and running through property of Foster Brothers Dixiana Sand Company S01°06'30"W for a distance of 1187.24' to a 1/2" rebar set on the Northern right-of-way of a proposed road; said road running through property of Foster Brothers Dixiana Sand Company, thence turning and running along the Northern right-of-way of said proposed road along a curve to the right S74°04'47"W for a distance of 700.25', a radius of 1195.59' and a length of 710.67' to a 1/2" rebar set on the Northern right-of-way of a public paved road known as Pine Ridge Drive (SR-103, a variable right-of-way), thence continuing along the Northern right-of-way of Pine Ridge Drive N88°53'52"W for a distance of 33.36' to a 1/2" rebar set, thence continuing along the Northern right-of-way of Pine Ridge Drive N88°47'52"W for a distance of 405.20' to a 1/2" rebar set, thence continuing along the Northern right-of-way of Pine Ridge Drive along a curve to the left S89°10'29"W for a distance of 405.56', a radius of 5729.10' and a length of 405.65' to a 1/2" rebar set, thence continuing along the Northern right-of-way of Pine Ridge Drive S87°12'24"W for a distance of 331.33' to a 1/2" rebar set, thence turning and leaving the Northern right-of-way of Pine Ridge Drive and running along property of Foster Brothers Dixiana Sand Company N01°06'14"E for a distance of 1222.57' to a 1/2" rebar set, thence continuing along property of Foster Brothers Dixiana Sand Company S88°53'30"E for a distance of 1156.78' to a 1/2" rebar set, thence continuing along property of Foster Brothers Dixiana Sand Company N56°30'44"E for a distance of 620.89' to a 1/2" rebar set on the Southwestern right-of-way of the proposed 66' wide extension of Foster Brothers Drive, thence turning and running along the right-of-way of the proposed 66' wide extension of Foster Brothers Drive S33°29'15"E for a distance of 95.56' to a 1/2" rebar set, thence continuing along the right-of-way of the proposed 66' wide extension of Foster Brothers along a curve to the left S59°33'01"E for a distance of 139.91', a radius of 70.00' and a length of 214.87' to the POINT OF BEGINNING.

Being that same property shown on an ALTA/ACSM Land Title Survey prepared for Home Depot U.S.A., Inc. and Fidelity National Title Insurance Company by Survey One, LLC, dated February 22, 2008, bearing the seal and certification of Russell S. Owens, South Carolina Registered Land Surveyor No. 19404, recorded in Plat Book 12862, Page 33 and Slide 1014, Page 4, Lexington County, South Carolina Register of Deeds, and last revised April 10, 2009 and re-recorded in Plat Book 13525, Page 118, aforesaid Register.

This property is a portion of property described in Deed dated December 2, 1961 and recorded in Deed Book 11-C, Page 463, aforesaid Register; Quitclaim Deed of Real Property dated August 18, 1980 and recorded in Deed Book 422, Page 208, aforesaid Register; Quitclaim Deed of Real Property dated August 22, 1980 and recorded in Deed Book 422, Page 212, aforesaid Register; Quitclaim Deed of Real Property dated August 1, 1980 and recorded in Deed Book 422, Page 217, aforesaid Register; Quitclaim Deed of Real Property dated August 12, 1980 and recorded in Deed Book 422, Page 222, aforesaid Register; Quitclaim Deed of Real Property dated August 8, 1980 and recorded in Deed Book 422, Page 227, aforesaid Register; Quitclaim Deed of Real Property dated August 7, 1980 and recorded in Deed Book 422, Page 231, aforesaid Register; and Quitclaim Deed of Real Property dated August 18, 1980 and recorded in Deed Book 422, Page 235, aforesaid Register.

Portion of Tax Map #007997-04-001, Tax Map #007997-04-002, Tax Map #007997-04-003, and Tax Map # 007997-04-004.

TOGETHER WITH, Grantee’s easement rights accruing under that certain Access, Slope and Utility Easement Agreement by and between Sandhills Development Company, f/k/a Foster Bros. Dixiana Sand Company, and Home Depot U.S.A., Inc., dated of even date herewith and recorded in the aforesaid Register.

ALSO TOGETHER WITH, Grantee’s easement rights accruing under that certain Drainage and Construction Easement Agreement by and between Sandhills Development Company, f/k/a Foster Bros. Dixiana Sand Company, and Home Depot U.S.A., Inc., dated of even date herewith and recorded in the aforesaid Register.

EXHIBIT “B”

BASE RENT

Building Area	465,600

Initial Budget	$22,116,000.00

	Annual	Annual	Annual	Annual
Year	Escalation	Rent	Rent/Month	Rent/SF

1	-	1,978,800.00	164,900.00	4.25
2	2.00%	2,018,376.00	168,198.00
3	2.00%	2,058,743.52	171,561.96
4	2.00%	2,099,918.40	174,993.20
5	2.00%	2,141,916.72	178,493.06
6	2.00%	2,184,755.04	182,062.92
7	2.00%	2,228,450.16	185,704.18
8	2.00%	2,273,019.12	189,418.26
9	2.00%	2,318,479.56	193,206.63
10	2.00%	2,364,849.12	197,070.76
11	2.00%	2,412,146.16	201,012.18
12	2.00%	2,460,389.04	205,032.42
13	2.00%	2,509,596.84	209,133.07
14	2.00%	2,559,788.76	213,315.73
15	2.00%	2,610,984.60	217,582.05
16	2.00%	2,663,204.28	221,933.69
17	2.00%	2,716,468.32	226,372.36
18	2.00%	2,770,797.72	230,899.81
19	2.00%	2,826,213.72	235,517.81
20	2.00%	2,882,738.04	240,228.17

EXHIBIT “C”

PERMITTED EXCEPTIONS

1.	All taxes for the year 2009 and subsequent years, not yet due and payable.

2.
Easement granted to the South Carolina Electric & Gas Company by Foster Bros. Dixiana Sand Company, dated August 15, 1989 and recorded in Book 1512 at Page 203, Lexington County, South Carolina Register of Deeds.

3.
Declaration of Covenants, Conditions, Restrictions, and Easements, Road Maintenance Agreement, and Provisions for Membership in the Sandhills Property Owners Association, Inc., a South Carolina Non-Profit Corporation, dated as of June 10, 1994 and recorded in Book 3136, Page 85, aforesaid Register (the “Declaration”); as amended by that certain Annexation and Modification of Declaration dated January 7, 2009 and recorded in Book 13322, Page 46; as further amended by that certain Annexation and Modification of Declaration dated of even date herewith and recorded in the aforesaid Register.

4.
Terms and conditions of that certain Declaration of Restrictive Covenants by Sandhills Development Company (f/k/a Foster Bros. Dixiana Sand Company), dated April 17, 2009 and recorded in Book 13533, Page 202 in the aforesaid Register.

5.
Terms and conditions of that certain Access, Slope and Utility Easement Agreement by and between Sandhills Development Company, f/k/a Foster Bros. Dixiana Sand Company, and Home Depot U.S.A., Inc., dated of even date herewith and recorded in the aforesaid Register.

6.
Terms and conditions of that certain Drainage and Construction Easement Agreement by and between Sandhills Development Company, f/k/a Foster Bros. Dixiana Sand Company, and Home Depot U.S.A., Inc., dated of even date herewith and recorded in the aforesaid Register.

7.
Terms and conditions of a reservation of easement contained in that certain Limited Warranty Deed from Sandhills Development Company, f/k/a Foster Bros. Dixiana Sand Company, to Home Depot U.S.A., Inc., dated May ___, 2009, and recorded in Book ____, Page ____, in the aforesaid Register.

8.
Matters of survey as shown on that certain plat recorded in Slide 1014 at Page 4 and Plat Book 12862 at Page 33, in the aforesaid Register, and re-recorded in Plat Book 13525 at Page 118 in the aforesaid Register.

EXHIBIT “D”

List of Warranties

Specification
Section	Description	Duration

01780	Closeout Submittals	1 year
Warranty on materials, equipment and workmanship for all work in place (covers all specification sections).

Extended Warranties:

07533	Single Ply Membrane Roofing – TPO	10 years
Total system warranty – material and labor

07620	Sheet Metal Flushing and Trim
	Prefinished metal is warranted against fade and peeling.	10 years
	Free of defects in material and workmanship	2 years

07900	Joint Sealers	2 years
Defects in material and joint failure.

08211	Flush Wood Doors	5 years
Defects in doors including bow, cup, twist, or telegraphing of core.

08360	Overhead Doors
	Separation / degradation of polyurethane from the steel skin of the panel	7 years
	Cracking, splitting or deterioration due to rust-through	10 years

08410	Metal-framed Storefronts	5 years
Excessive degradation of exterior finish

08710	Door Hardware	2 years
Defects in material and workmanship

08800	Glazing	5 years
Material defects in insulated glass units.

09935	Textured Coatings	5 years
Material replacement only due to chipping, flaking, peeling, de-lamination, or blistering of coating from underlying surface.

09960	Acid Resistant Coating	2 years
Floor de-lamination and degradation of surface finish under normal wear

11161	Loading Dock Equipment (Dock Levelers)
	Structural Warranty on Dock Levelers	10 years
	All parts not covered under the 10-year Structural Warranty	1 year

EXHIBIT “E”

LEASE CONFIRMATION CERTIFICATE

This LEASE CONFIRMATION CERTIFICATE is executed as of this ____ day of ____________, 200_, by and between US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”) and HOME DEPOT U.S.A., INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, on ______________, Landlord and Tenant entered into that certain Lease (the “Lease”), for the lease of 465,600 square feet situated on approximately 52.50 acres of land located in Columbia, Lexington County, South Carolina, and being more particularly described in the Lease. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease; and

WHEREAS, pursuant to Section 2.1 of the Lease, the parties have agreed to execute a written statement (the “Lease Confirmation Certificate”) setting forth the Commencement Date.

NOW, THEREFORE, Tenant and Landlord hereby state as follows:

(a)	Commencement Date: ________________
Expiration Date of First Lease Year: ________________
Date of Expiration of Lease: ________________

(b)	Pursuant to Section 3.1 and Exhibit “B” of the Lease, the Base Rent is as follows:

	Annual	Monthly
[Lease] Years	Rent Amount	Rent Amount
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____

Option Period [if elected]

	Annual	Monthly
[Lease] Years	Rent Amount	Rent Amount
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____
[Lease] Years __ - __ (_/_/_ - _/_/_)	$_____	$____

(c)           Pursuant to Section 2.2 of the Lease, the Option Term notice dates are as follows:

Option Period:	Deadline for Delivery of Notice to Extend Term:
[Lease] Years __ - __ (_/_/_ - _/_/_)	________________
[Lease] Years __ - __ (_/_/_ - _/_/_)	________________
[Lease] Years __ - __ (_/_/_ - _/_/_)	________________
[Lease] Years __ - __ (_/_/_ - _/_/_)	________________
[Lease] Years __ - __ (_/_/_ - _/_/_)	________________

(d)           Building Square Footage: 465,600

(e)           Landlord’s Tax I.D.: # 74-2630435

This Lease Confirmation Certificate is intended to determine the various dates and time periods referenced above based on the formulae and other substantive provisions contained in the Lease in light of the actual attendant facts and circumstances that have come to pass. In no event is this Lease Confirmation Certificate intended to modify any substantive provision of the Lease, and in the event of a conflict between the terms of the Lease and this Lease Confirmation Certificate, the terms of the Lease shall control.

This Lease Confirmation Certificate may be executed in several counterparts, each of which may be deemed an original, and all such counterparts together shall constitute one and the same Lease Confirmation Certificate.

IN WITNESS WHEREOF, the parties have executed this Lease Confirmation Certificate as of the date and year first above written.

LANDLORD:

In the presence of:	US REAL ESTATE LIMITED
PARTNERSHIP, a Texas limited partnership

	By:	USAA REAL ESTATE COMPANY, a
Delaware corporation, its general partner

Name:		By:

Name:

Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

In the presence of:	HOME DEPOT U.S.A., INC., a Delaware corporation

By:

Name:	Name:

Title:

EXHIBIT “F”

MEMORANDUM OF LEASE

Prepared By and When Recorded
Please Return to:
Seyfarth Shaw LLP
1545 Peachtree Street, N.W., Suite 700
Atlanta, Georgia 30309
Attention: Lynn Holliday, Esq.
Store #5088

STATE OF SOUTH CAROLINA	)

)

COUNTY OF LEXINGTON	)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into effect as of the __day of ______________, 2009 (the “Effective Date”), by and between US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”), and HOME DEPOT U.S.A., INC., a Delaware corporation, whose address is 2455 Paces Ferry Road, N.W., Building C, 20th Floor, Atlanta, Georgia 30339-4024, Attention: Vice President, Real Estate Law (“Tenant ”).

1.          TERM AND PREMISES. For the term and upon the provisions set forth in that certain written lease of even date herewith from Landlord to Tenant (“Lease”), all of which provisions are specifically made a part hereof as fully and completely as if set out in full herein, Landlord leases to Tenant and Tenant leases from Landlord that certain real property consisting of land and improvements (“Premises”) located in the City of West Columbia, Lexington County, State of South Carolina, described on Exhibit “A”, which exhibit is attached hereto and made a part hereof, together with all rights of ingress and egress and all other rights appurtenant to said Premises, including, without limitation, the right to use the building(s) constructed or to be constructed on the Premises for the purposes contemplated in the Lease, all of which rights are more particularly described in the Lease.

2.          OPTIONS TO EXTEND TERM. Reference is particularly made to Section 2.2 of the Lease wherein Tenant is given two (2) successive five (5) year options to extend the Term of the Lease on the terms and conditions set forth therein.

3.          USE. Reference is particularly made to Section 6.1 of the Lease wherein Tenant is granted the right to use the Premises for any lawful purpose subject to the terms of Section 6.1.

4.          PURPOSE OF MEMORANDUM OF LEASE. This Memorandum of Lease is prepared for the purposes of recording a notification as to the existence of the Lease but in no way modifies the express and particular provisions of the Lease.

IN WITNESS WHEREOF this Memorandum of Lease has been executed by the authorized representatives of the parties hereto under seal as of the Effective Date.

LANDLORD:

US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership
Signed, sealed and delivered in the presence of:
	By:	USAA REAL ESTATE COMPANY, a Delaware corporation, its general partner

By:
[Witness]
Print Name:		Name:

Title:

[Notary Public]	Date of Execution:
Print Name:

STATE OF __________	)
	)	ACKNOWLEDGMENT
COUNTY OF ________	)	under SC Code Sec. 30-5-30 (C)

Personally appeared before me, the undersigned witness, who, being duly sworn, deposes and says that s/he saw the within-named USAA Real Estate Company, a Delaware corporation, as general partner of US Real Estate Limited Partnership, a Texas limited partnership, by ___________________________, its ____________________________ and authorized signatory, sign, seal and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned and that he/she with the other witness subscribing above witnessed the execution thereof.

SWORN TO BEFORE ME THIS ___
day of ________________, 2009.

(L.S.)
Notary Public for State of	(Witness)

My Commission Expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

HOME DEOPT U.S.A., INC., a Delaware corporation
Signed, sealed and delivered in the presence of:

By:

Name:
[Witness]
Print Name:	Title:

Date of Execution:

[Notary Public]
Print Name:

STATE OF __________	)
	)	ACKNOWLEDGMENT
COUNTY OF ________	)	under SC Code Sec. 30-5-30 (C)

Personally appeared before me, the undersigned witness, who, being duly sworn, deposes and says that s/he saw the within-named Home Depot U.S.A., Inc., a Delaware corporation, by ___________________________, its ____________________________ and authorized signatory, sign, seal and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned and that he/she with the other witness subscribing above witnessed the execution thereof.

SWORN TO BEFORE ME THIS ___
day of ________________, 2009.

(L.S.)
Notary Public for State of	(Witness)

My Commission Expires:

EXHIBIT “G”

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Prepared By and When Recorded
Please Return to:
Seyfarth Shaw LLP
1545 Peachtree Street, N.W., Suite 700
Atlanta, Georgia 30309
Attention: Lynn Holliday, Esq.
Store #5088

STATE OF SOUTH CAROLINA	)

)

COUNTY OF LEXINGTON	)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of this            day of                         , 2009, by and between                                                                           (“Lender”) and HOME DEPOT U.S.A., INC., a Delaware Corporation, having its principal office at 2455 Paces Ferry Road, Building C-20, Atlanta, Georgia 30339, Attention: Vice President, Real Estate Law (“Tenant”);

RECITALS

WHEREAS by a Lease dated                                , as evidenced by that certain  Memorandum of Lease, dated       , and recorded in Deed Book     , Page        , Lexington County, South Carolina records (the “Lease”), US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”), has leased to Tenant and Tenant has leased from Landlord all of that certain property in the County of Lexington, State of South Carolina, more particularly described in the Lease (the “Premises”) as the same may have been amended, modified, supplemented, extended or renewed from time to time;

WHEREAS Lender is the current holder of a mortgage (the “Mortgage”) dated                               , 200   , executed by Landlord securing an indebtedness in the original principal amount of $__________________, and recorded ________________________, 200__, in the Official Records of _________________________ as Instrument No. __________, which constitutes a lien against the Premises, and;

WHEREAS, Tenant desires that Lender recognize Tenant’s rights under the Lease and Tenant is willing to attorn to a purchaser at a foreclosure, if any, pursuant to the Mortgage, if Lender and such purchaser recognize Tenant’s rights under the Lease;

NOW THEREFORE, in consideration of the sum of $10.00 in hand paid and other good and valuable consideration, receipt of which is hereby acknowledged, and for and in consideration of their respective covenants herein made, the parties agree as follows:

1.       The Lease is and shall be subject and subordinate to the lien of the Mortgage insofar as it affects the real property of which the Premises form a part, to the full extent of the principal sum secured thereby and interest thereon, and any other sums secured thereby, except as noted herein.

2.       In the event of foreclosure of the Mortgage or transfer of the Premises by deed in lieu of foreclosure, provided Tenant is not in default under any of the terms, covenants or conditions of the Lease beyond any applicable notice and cure period, (a) the Lease shall continue in full force and effect as a direct lease and agreement between the succeeding owner of the Premises and Tenant upon and subject to all of the terms, covenants and conditions of the Lease, (b) the rights of Tenant under the Lease shall not be disturbed or diminished and Tenant shall remain in possession of the Premises in accordance with the terms and conditions of the Lease, (c) no term or provision of the Lease shall be altered.

3.       Tenant agrees to attorn to and accept any such successor as a result of foreclosure, or deed in lieu thereof, as landlord under the Lease and to be bound by and perform all the obligations imposed by the Lease.

4.       Lender agrees that the possession of Tenant of the Premises shall not be disturbed, and that Lender shall be bound by all of the obligations imposed by the Lease.

5.       Controlling over any contrary or inconsistent provision of the Mortgage, the proceeds of any fire and extended coverage insurance carried by Tenant pursuant to the terms of the Lease shall be used by Tenant only for the repair, reconstruction or replacement of the Premises unless the Lease is terminated as a result of the casualty for which the proceeds are to be paid. In such case the payment of the proceeds shall be as set forth in the Lease.

6.       In the event of a condemnation of all or any portion of the Premises, the obligations of the parties respecting the repair and reconstruction of the Premises, the allocation and disposition of the condemnation award, and Tenant’s rights respecting such award, shall be as set forth in the Lease, and, controlling over any contrary or inconsistent provision of the Mortgage, no provision of the Mortgage shall limit or affect Tenant’s right to seek compensation in the event of a total or partial condemnation.

7.       Tenant shall have the same rights and remedies for a breach of the Lease against any successor Landlord, including Lender, in the event that Lender shall succeed to the interest of Landlord under the Lease, that Tenant might have had under the Lease against Landlord; provided, however, that Lender or any successor Landlord shall not:

(a)         be liable for any prior act or omission of any prior landlord (including the Landlord) under the Lease, except to the extent that any such act or omission continues following the date that Lender succeeds to the interest of the Landlord under the Lease; or

(b)         be bound by any Base Rent which Tenant might have paid for more than one (1) month in advance.

Notwithstanding the foregoing, nothing herein shall excuse Lender or any successor Landlord from liability or responsibility for, or limit any right or remedy of Tenant with respect to, any breach or default which continues from and after the date when Lender or such successor Landlord obtains title to or takes possession or control of the Premises.

8.       This Agreement shall be governed by and construed in accordance with laws of the State of South Carolina.

9.       This Agreement shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the land.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

TENANT:

HOME DEPOT U.S.A., INC., a Delaware corporation
Signed, sealed and delivered in the presence of:

By:

Name:
[Witness]
Print Name:	Title:

Date of Execution:

[Notary Public]
Print Name:

STATE OF __________	)
	)	ACKNOWLEDGMENT
COUNTY OF ________	)	under SC Code Sec. 30-5-30 (C)

Personally appeared before me, the undersigned witness, who, being duly sworn, deposes and says that s/he saw the within-named Home Depot U.S.A., Inc., a Delaware corporation, by ___________________________, its ____________________________ and authorized signatory, sign, seal and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned and that he/she with the other witness subscribing above witnessed the execution thereof.

SWORN TO BEFORE ME THIS ___
day of ________________, 2009.

(L.S.)
Notary Public for State of	(Witness)

My Commission Expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDER:

________________________, a __________
Signed, sealed and delivered in the presence of:
By:

Name:

[Witness]	Title:
Print Name:
Date of Execution:

[Notary Public]
Print Name:

STATE OF __________	)
	)	ACKNOWLEDGMENT
COUNTY OF ________	)	under SC Code Sec. 30-5-30 (C)

Personally appeared before me, the undersigned witness, who, being duly sworn, deposes and says that s/he saw the within-named                                  , a                                    , by ___________________________, its ____________________________ and authorized signatory, sign, seal and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned and that he/she with the other witness subscribing above witnessed the execution thereof.

SWORN TO BEFORE ME THIS ___
day of ________________, 2009.

(L.S.)
Notary Public for State of	(Witness)

My Commission Expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LANDLORD:

US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership
Signed, sealed and delivered in the presence of:
	By:	USAA REAL ESTATE COMPANY, a Delaware corporation, its general partner

By:
[Witness]
Print Name:		Name:

Title:

[Notary Public]	Date of Execution:
Print Name:

STATE OF __________	)
	)	ACKNOWLEDGMENT
COUNTY OF ________	)	under SC Code Sec. 30-5-30 (C)

Personally appeared before me, the undersigned witness, who, being duly sworn, deposes and says that s/he saw the within-named USAA Real Estate Company, a Delaware corporation, as general partner of US Real Estate Limited Partnership, a Texas limited partnership, by ___________________________, its ____________________________ and authorized signatory, sign, seal and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned and that he/she with the other witness subscribing above witnessed the execution thereof.

SWORN TO BEFORE ME THIS ___
day of ________________, 2009.

(L.S.)
Notary Public for State of	(Witness)

My Commission Expires:

[

EXHIBIT "H"

FORM W-9
TAXPAYER IDENTIFICATION NUMBER REQUEST

VENDOR ID		DATE: 4/4/2009
COMPANY NAME	US Real Estate Limited Partnership	
ADDRESS	9830 Colonnade Blvd., Suite 600, San Antonio, TX 78230-2239	

BUSINESS INFORMATION

1) Do you provide: (please check one) ☐ Goods ☒ Services ☐ Goods & Services

2) Is your business considered a small or large business? ☐ Small Business ☒ Large Business

3) Does your company qualify as any of the below targeted diverse businesses? Check all that apply.

Minority Owned Business (at least 51%). Check applicable ethnic category(ies).

☐ Hispanic-American ☐ African-American
☐ Asian-Pacific American ☐ Native-American

☐ Woman Owned Business (at least 51%)

☐ Small Business (SB)
☐ HUBzone Small Business (HZSB)
☐ Small Disadvantaged Business (SDB)
☐ Veteran Owned Small Business (VOSB)
☐ Service Disabled Veteran Owned Small Business (SDVOSB)

4) If yes, are you certified by any of the following entities:

☐ NMSDC ☐ Federal Government (Identify Federal Agency): ____________
☐ WBENC ☐ State Government (Identify State and Agency): ____________
☐ SBA

"NOTICE: In accordance with U.S.C. 645(d), any person who misrepresents a firm's proper size classification shall (1) be punished by imposition of fine, imprisonment, or both, (2) be subject to administrative remedies, and (3) be ineligible for participation in programs conducted under the authority of the Small Business Act."

Signature: [signature]

Person completing form (please print): David J. Buck

Please complete the following information. The Home Depot is required by law to obtain this information from you. If you do not provide us with this information, your payment may be subject to 28% federal income tax backup withholding and you may be subject to a $50 penalty imposed by the Internal Revenue Service. Use this form only if you are a U.S. person (including U.S. resident alien). If you are a foreign person, use the appropriate Form W-8.

INSTRUCTIONS: Complete Part 1 on page 2 by filling in the row of boxes that corresponds to your tax status.
Complete Part 2 on page 2 if you are exempt from Form 1099 reporting.
Complete Part 3 on page 2, sign and date form and return it to us accompanied by a copy of your Federal Tax ID coupon and/or social security card.

LH

1 of 2 pages

Last Updated 05/17/06

[

FORM W-9
TAXPAYER IDENTIFICATION NUMBER REQUEST

PART 1 TAX STATUS: (COMPLETE ONE ROW OF BOXES)

INDIVIDUAL:

INDIVIDUAL NAME	INDIVIDUAL SOCIAL SECURITY NUMBER
	___ ___ ___ - ___ ___ - ___ ___ ___ ___

ATTENTION INDEPENDENT CONTRACTORS: Beginning January 01, 2001, if your taxes are filed using a Federal Tax Identification Number, we are required to also report your Social Security Number to the Centralized Employee Registry. Failure to provide your SSN in the space above will result in suspension of payment.

A sole proprietorship may have a "doing business as" trade name, but the legal name is the name of the business owner.

SOLE PROPRIETOR:

BUSINESS OWNERS NAME	BUSINESS OWNERS SOCIAL SECURITY # ☐	BUSINESS NAME
	___ ___ ___ - ___ ___ - ___ ___ ___ ___	
	FEDERAL TAX IDENTIFICATION (if applicable) ☐	
	___ ___ - ___ ___ ___ ___ ___ ___ ___	

A partnership may have a "doing business as" trade name, but the legal name is the list of the names of the partners.

PARTNERSHIP:

NAME OF PARTNERSHIP	PARTNERSHIPS EMPLOYER ID NUMBER	PARTNERSHIP LEGAL NAME(NAME 1ST PARTNER)
US Real Estate Limited Partnership	74-2630435	

LLC (Limited Liability Company):

BUSINESS OWNER'S NAME (if single member LLC)	EMPLOYER IDENTIFICATION NUMBER	BUSINESS NAME
	___ ___ - ___ ___ ___ ___ ___ ___ ___	

A corporation may use an abbreviated name or its initials, but its legal name is the name on the articles of incorporation

CORPORATION, EXEMPT CHARITY, OR OTHER ENTITY:

NAME OF CORPORATION OR ENTITY	EMPLOYER IDENTIFICATION NUMBER

PART 2 EXEMPTION:

☐ If exempt from Form 1099 reporting, check here and check your qualifying exemption reason below:

- ☐ Corporation
- ☐ Tax Exempt Charity under 501 or IRA
- ☐ The United States or any of its agencies or instrumentalities
- ☐ A state, the District of Columbia, a possession of the United States, or any of their political subdivisions
- ☐ A foreign government or any of its political subdivisions

PART 3 CERTIFICATION:

Under penalties for perjury, I certify that:

1) That the Tax Identification Number I have provided is correct.
2) I am not subject to backup withholding
3) I am a U.S. person (including a U.S. resident alien)

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies 1)The Treaty country. 2)The treaty article addressing the income. 3)The article number in the tax treaty that contains the saving clause. 4)The type and amount of income that qualifies for the exemption from tax. 5)Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Signature:

Person completing form (please print): **David J. Buck**

Date: **4/4/09**

Phone: **(210) 641-8484**

E-mail address: **david.buck@usrealco.com**

Please return to:	OR	Fax to:
		Questions call: (770) 433-8211, ext

2 of 2 pages

Last Updated 05/17/06

EXHIBIT “I”

ESTOPPEL CERTIFICATE

TO:	__________________________

RE:
Triple Net Lease Agreement, dated                                 , 2009 (“Lease”), by and between US REAL ESTATE LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”) and HOME DEPOT U.S.A., INC., a Delaware corporation (“Tenant”) for the premises located at 420 Foster Brothers Drive, West Columbia, South Carolina 29172, as more fully described in the Lease (the “Premises”).

The undersigned, as Tenant under the above referenced Lease, hereby certifies to the best of its actual knowledge, as of the date hereof, the following:

1.        The undersigned has entered into occupancy of the Premises described in the Lease;

2.        The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows:

3.        The Commencement Date of the Lease was ________________;

4.        The expiration date of the Lease is ________________, however, Tenant has additional options to extend the term of the Lease as provided therein;

5.        Current annual Base Rent is $_____________; or, $___________ per month;

6.        All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

7.        There are no defaults by either Landlord or Tenant thereunder;

8.        No rents have been paid in advance of one (1) month; and

9.        There are no existing defenses or offsets which the undersigned has against the Landlord.

This Estoppel Certificate is given solely for the information of the party to whom it is addressed and may not be relied upon by any other person or entity.

HOME DEPOT U.S.A., INC., a Delaware corporation

By:

Name:

Title:

Dated: